                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. / / )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /
     Check the appropriate box:

     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14(a)-11(c) or Rule 14a-12


                        Sound Source Interactive, Inc.
                (Name of Registrant as Specified in Its Charter)

             Board of Directors of Sound Source Interactive, Inc.
              (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     / /    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
            14a-6(j)(2) or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14(a)-6(i)(3).

     / /    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.

           (1)  Title of each class of securities to which transaction applies:

 .............................................................................

          (2)  Aggregate number of securities to which transaction applies:

 .............................................................................

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

 .............................................................................

          (4)  Proposed maximum aggregate value of transaction:

 .............................................................................

/ / Check box if any part of the fee is offset as provided by Exchange Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount previously paid:

 .............................................................................

          (2)  Form, Schedule or Registration Statement No.:

 .............................................................................

          (3)  Filing party:

 .............................................................................

          (4)  Date filed:

 .............................................................................

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                         SOUND SOURCE INTERACTIVE, INC.

                                                            October 28, 1996

DEAR STOCKHOLDER:

    You are cordially invited to attend the Annual Meeting of Stockholders of Sound Source Interactive, Inc., to be held on December 9, 1996, at 10:00 a.m. local time at the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California. I encourage you to attend.

    At the meeting, we will elect five directors, and act upon approval of the Company's 1995 Stock Option Plan. There will also be a report on the Company's business, and stockholders will have an opportunity to ask questions.

    The vote of each stockholder is important. Therefore, whether or not you plan to attend the meeting, I urge you to complete and sign the accompanying proxy and return it in the enclosed envelope as promptly as possible.


                                  Very truly yours,

                                  Vincent J. Bitetti
                                  CHAIRMAN OF THE BOARD AND
                                  CHIEF EXECUTIVE OFFICER

                            SOUND SOURCE INTERACTIVE, INC.
                          2985 East Hillcrest Drive, Suite A
                          Westlake Village, California  91362

                        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be held Monday, December 9, 1996

To the Stockholders of Sound Source Interactive, Inc.:

    The Annual Meeting of Stockholders of Sound Source Interactive, Inc. (the "Company") will be held on December 9, 1996 at 10:00 a.m. local time at the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California, for the following purposes:

    1. To elect five directors, each to hold office for a term of one year ending in 1997 or when their successors are elected;

    2. To consider and act upon a proposal to approve the Company's 1995 Stock Option Plan; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record as shown on the books of the Company at the close of business on October 25, 1996, the record date and time fixed by the Board of Directors, will be entitled to vote at the meeting and any adjournment thereof.

                                  Ulrich E. Gottschling
                                  CHIEF FINANCIAL OFFICER,
                                  SECRETARY AND TREASURER


October 28, 1996
Westlake Village, California



    TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                         SOUND SOURCE INTERACTIVE, INC.
                       2985 East Hillcrest Drive, Suite A
                       Westlake Village, California  91362

                                   -----------

                                 PROXY STATEMENT

                                   -----------

                               GENERAL INFORMATION

SOLICITATION OF PROXIES

    This Proxy Statement is furnished by the Board of Directors of Sound Source Interactive, Inc., a Delaware corporation (the "Company"), in connection with its solicitation of proxies for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on December 9, 1996 at 10:00 a.m. local time at the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California, and any and all adjournments thereof.
Holders of record of the Company's common stock, par value $.001 (the "Common Stock"), at the close of business on October 25, 1996 will be entitled to one vote for each share of Common Stock held on all matters to come before the Annual Meeting. On October 25, 1996, there were outstanding 4,367,824 shares of Common Stock.

    A stockholder giving a proxy on the enclosed form may revoke it at any time prior to the actual voting at the Annual Meeting by filing written notice of the termination of the appointment with an officer of the Company, by attending the Annual Meeting and voting in person or by filing a new written appointment of a proxy with an officer of the Company. The revocation of a proxy will not affect any vote taken prior to the revocation.

    Unless a proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by the Board.

    The Annual Meeting has been called for the purpose of electing five directors to the Company's Board of Directors for a one-year term, and to consider and act upon a proposal to approve the Company's 1995 Stock Option Plan (the "1995 Stock Option Plan").

    Solicitations of proxies will be made by preparing and mailing the Notice of Annual Meeting, Proxy Statement and proxy to stockholders of record as of the close of business on October 25, 1996. These materials are expected to be first mailed to stockholders on or about November 7, 1996. The cost of making the solicitation includes the cost of preparing and mailing the Notice of Annual Meeting, Proxy Statement and proxy and the payment of charges made by brokerage houses and other custodians, nominees and fiduciaries for forwarding documents to stockholders. In certain instances, officers of the Company may make special solicitations of proxies either in person or by telephone. Expenses incurred in connection with special solicitations are expected to be nominal. The Company will bear all expenses incurred in connection with the solicitation of proxies for the Annual Meeting.

VOTING AT THE MEETING

    A majority of the votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present.

    The election of each nominee for director requires a plurality of the votes cast. For the 1995 Stock Option Plan to be approved, the votes cast for approval must exceed the votes cast against. Abstentions and Broker Shares that are not voted on the matter will not be included in determining the number of votes cast.

    A list of those stockholders entitled to vote at the Annual Meeting will be available for a period of ten days prior to the Annual Meeting for examination by any stockholder at the Company's principal executive offices, 2985 East Hillcrest Drive, Suite A, Westlake Village, California, and at the Annual Meeting.

                                ELECTION OF DIRECTORS
                                   (PROPOSAL #1)

GENERAL INFORMATION

    The Bylaws of the Company provide that the Company is authorized to have five directors, and that stockholders will elect the directors of the Company at each annual meeting. Directors are elected to serve a one-year term. Directors being elected at the Annual Meeting will serve until the Company's next annual meeting of stockholders, or until their successors have been duly elected and qualified.

    THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED BELOW.

INFORMATION REGARDING NOMINEES

    All nominees have consented to serve if elected, but if any becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The name, age, business experience and offices held by each director nominee are as follows:

    VINCENT J. BITETTI, age 41, founded Sound Source Interactive, Inc., a California corporation (the "Subsidiary"), in 1989 and served as the President of the Subsidiary from its formation. Since the Company acquired the Subsidiary in 1994, Mr. Bitetti has served as the Chairman of the Board and Chief Executive Officer and as a director of the Company and the Subsidiary. Prior to founding the Subsidiary, from 1986 to 1988, Mr. Bitetti was President of Fantastic Planet Consultants, a sound and musical instrument design consulting company. Mr. Bitetti is a published music composer and lyricist. From 1986 to 1993, Mr. Bitetti was a consultant to manufacturers of keyboard synthesizers in the music industry. Mr. Bitetti developed the concepts for the Company's CREATIVITY CENTERS-TM-, INTERACTIVE MOVIEBOOKS-TM-, AUDIOCLIPS-TM- and VISUALCLIPS-TM- products.

    ULRICH E. GOTTSCHLING, age 38, was appointed as Chief Financial Officer, Treasurer and director of the Company on October 9, 1995, and as Secretary of the Company on November 17, 1995. Prior to joining the Company, Mr. Gottschling was employed from June 1991 through September 1995 as a certified public accountant with Corbin & Wertz, the Company's independent auditors. From 1987 through May 1991, he was employed as a certified public accountant by Deloitte & Touche. From 1980 through 1986, Mr. Gottschling held various management positions with Westin Hotels and Marriott Corporation.

    DR. RONALD W. HART, age 54, has held the position of Distinguished Scientist in Residence for the Food and Drug Administration, U.S. Public Health Service, since 1992. From 1980 to 1992, he was the Director of the National Center for Toxicological Research, Food and Drug Administration, Public Health Service, Department of Health and Human Services. Dr. Hart served on the board of directors of First Commercial Bank Corporation of Little Rock, Arkansas from 1987 to 1993. He also is a director of Telescan, Inc. and CyberAction, Ltd.

    MARK A. JAMES, age 37, is a founding member of the law firm of James, Driggs & Walch in Las Vegas, Nevada, where he has been a partner since April 1996. From 1991 until the founding of James, Driggs & Walch, he was a partner in the Las Vegas firm of Jolley, Urga, Wirth & Woodbury. In 1992, Mr. James was elected to the Nevada State Senate. He was reelected in 1994, and continues to serve as Chairman of the Senate Committee on Judiciary, and on the Natural Resources and Legislative Affairs and Operations committees. Mr. James is a director of ASSI, Inc.

    ERNEST T. KLINGER, age 61, has been the Chief Financial Officer and Vice President -- Finance and Administration of Arden Group, Inc. since 1983. He has held various finance and operating positions at Arden Group, Inc. since 1980.

    Mr. Bitetti was appointed as a director in May 1994 by action of the Board to fill a then existing Board vacancy. Mr. Gottschling was appointed as a director in October 1995 by action of the Board to fill a then existing Board vacancy. Messrs. Hart, James and Klinger were appointed as directors in July 1996 by action of the Board to fill then existing Board vacancies.

    During the fiscal year ended June 30, 1996, the Board of Directors took action by unanimous written consent on 22 occasions.

BOARD COMMITTEES

    The Board of Directors has appointed two standing committees: the Audit Committee and the Compensation Committee. Each of these committees was established in July 1996, and therefore neither held any meetings during the fiscal year ended June 30, 1996.

    The Audit Committee consists of Dr. Ronald W. Hart, Mark A. James and Ernest T. Klinger. Its purpose is to recommend the appointment of an independent auditor for the Company, review the scope of the audit, examine the auditor's reports, make appropriate recommendations to the Board of Directors as a result of such review and examination and make inquiries into the effectiveness of the financial and accounting functions and controls of the Company.

    The Compensation Committee consists of Dr. Ronald W. Hart, Mark A. James and Ernest T. Klinger. It is responsible for reviewing and setting the compensation of executive officers of the Company and for administering the Company's stock option plans.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION. The following table sets forth information concerning compensation of the Company's Chief Executive Officer and each of the Company's other executive officers who received compensation from the Company in excess of $100,000 for the fiscal year ended June 30, 1996 (the "Named Executives"). No other executive officer's compensation exceeded $100,000 during fiscal year 1996.

                         SUMMARY COMPENSATION TABLE







                                                   SUMMARY ANNUAL
                                                    COMPENSATION              LONG-TERM COMPENSATION
                                                 ------------------     ----------------------------------
                                                                        STOCK OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR     SALARY     BONUS(1)      (SHARES)         COMPENSATION(2)
---------------------------             ----     ------     --------    -------------      ---------------


Vincent J. Bitetti, Chairman of the      1996     $187,500   $31,874          0              $19,018
Board and Chief Executive Officer        1995      150,000    75,000          0                6,200


Eric H. Winston, President               1996     $168,750   $31,874          0              $21,141
and Chief Operating Officer              1995      150,000    75,000          0(3)             9,600


--------------

(1) The bonuses accrued for fiscal year 1995 were fully paid in December 1995.

(2) The amounts in this column consist of the following: (a) personal use of Company car (50 percent of payment for car expenses): Mr.
    Bitetti -- $9,576 (1996), $4,800 (1995), Mr. Winston -- $9,302 (1996),
    $4,800 (1995); (b) life insurance premiums:  Mr. Bitetti -- $4,311 (1996),
    $1,400 (1995), Mr. Winston -- $4,750 (1996); and (c) medical insurance premiums:  Mr. Bitetti -- $5,131 (1996), Mr. Winston -- $7,089 (1996),
    $4,800 (1995).

(3) Does not include an option to purchase 100,000 shares granted to Mr. Winston by Mr. Bitetti in April 1995.

    OPTION GRANTS. The Company did not grant any options to any of the Named Executives during its fiscal year ended June 30, 1996.

    OPTION EXERCISES AND HOLDINGS. The following table sets forth information concerning each exercise of a stock option during the fiscal year ended June 30, 1996 by each of the Named Executives and the number and value of unexercised options granted by the Company held by each of the Named Executives on June 30, 1996.

       AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                     YEAR-ENDED OPTION VALUES



                                                    NUMBER OF SHARES          VALUE OF UNEXERCISED IN-
                     NUMBER OF                  UNDERLYING UNEXERCISED          THE-MONEY OPTIONS AT
                       SHARES                      OPTIONS AT 6/30/96                 6/30/96(I)
                     ACQUIRED ON     VALUE      -------------------------     -------------------------
NAME                  EXERCISE      REALIZED    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----                 -----------    --------    -------------------------     --------------------------


Vincent J. Bitetti       0             $0                   0/0                      $        0/0

Eric H. Winston(1)       0              0             292,838/0                       1,153,782/0


-------------

(1) Based on the fair market value of the Common Stock in the Company's initial public offering ($4.00 per share), which commenced on July 2, 1996, less the option exercise price.

(2) Does not include a presently exercisable option held by Mr. Winston to purchase 100,000 shares of Common Stock from Mr. Bitetti at $2.00 per share.

COMPENSATION OF DIRECTORS

    Prior to June 30, 1996, all of the Company's directors were employees and received no compensation for their services as directors. In fiscal 1997, the Company's employee directors will continue to receive no compensation for their services as directors. However, the Company will pay each director who is not an employee of the Company a director's fee of $15,000 per year, and reimburse them for out-of-pocket expenses incurred in connection with their attendance at meetings. In addition, the 1995 Stock Option Plan provides for the grant of stock options to nonemployee directors of the Company without any action on the part of the Board of Directors or the Compensation Committee, upon the terms and conditions set forth in the 1995 Stock Option Plan. Each nonemployee director shall automatically receive nonqualified stock options to acquire 10,000 shares of Common Stock upon appointment as a director, and shall receive nonqualified options to acquire an additional 10,000 shares of Common Stock for each additional year that the nonemployee director continues to serve on the Board of Directors. Each option granted to a nonemployee director shall vest and become exercisable as to 50 percent of the shares of Common Stock subject to the option on the first anniversary date of the grant and as to the remaining 50 percent on the second anniversary date of the grant, and will expire on the earlier of ten years from the date the option was granted, upon expiration of the 1995 Stock Option Plan, or three weeks after the optionee ceases to be a director of the Company. The exercise price of such options shall be equal to 100 percent of the fair market value of the Common Stock subject to the option on the date on which such options are granted. Each option shall be subject to the other provisions of the 1995 Stock Option Plan.

EMPLOYMENT AGREEMENTS

    The Company has entered into an employment agreement with Vincent J. Bitetti, Chairman of the Board and Chief Executive Officer, for a term ending on September 15, 1998. Pursuant to that employment agreement, commencing September 15, 1995, Mr. Bitetti was entitled to receive annual base compensation of $200,000. The employment agreement was amended to provide that effective July 2, 1996, Mr. Bitetti's base compensation was reduced to $160,000 per annum, subject to an increase by $40,000 per annum at such time as the Company realizes net sales (gross sales less returns and allowances) of $1,500,000 or more for any three consecutive calendar months. Mr. Bitetti's annual base compensation also is subject to escalation annually in accordance with the Consumer Price Index (the "CPI"). In addition, Mr.
Bitetti's employment agreement entitles him to receive bonuses based on three criteria: attainment of specified gross revenues, attainment of specified gross profits, and attainment of specified pre-tax profitability. If the Company acquires any new businesses in the future, the related revenues and profits will not be taken into account in determining entitlements to these bonuses.

    The employment agreement would entitle Mr. Bitetti to receive a bonus in the following amounts if the following gross revenues are attained for the fiscal year ending June 30, 1997:

               GROSS REVENUES      CUMULATIVE CASH BONUS
               --------------      ----------------------

                $ 7,500,000              $ 25,000
                 10,000,000              $ 75,000
                 15,000,000               125,000

The gross revenue attainment levels required to receive each bonus level for each subsequent fiscal year will be increased by 60 percent annually.

    The employment agreement would entitle Mr. Bitetti to receive a bonus in the following amounts if the following levels of gross profits (defined as annual sales revenue less all costs of sales as determined by the Company's independent public accountants) are attained for the fiscal year ending June 30, 1997:

                GROSS PROFITS       CUMULATIVE CASH BONUS
                -------------       ---------------------

                  $2,000,000              $ 50,000
                   2,250,000              $ 75,000
                   2,500,000               100,000

The gross profit levels required to receive each bonus level for each subsequent fiscal year will be increased by 60 percent annually.

    The employment agreement would entitle Mr. Bitetti to the following amounts if the following levels of pre-tax profitability (defined as annual earnings before interest, taxes, depreciation and amortization divided by gross revenues) are attained for each fiscal year during the term of Mr. Bitetti's employment agreement:


                 PROFITABILITY       CUMULATIVE CASH BONUS
                 -------------       ---------------------

                      10%                 $ 50,000
                      15%                 $100,000

    Pursuant to his employment agreement, Mr. Bitetti is entitled to certain other fringe benefits including use of a Company automobile or automobile allowance, $5,000,000 in life insurance coverage (provided that in no event will the Company be required to pay a premium for such insurance in excess of $7,500 per year) and the right to participate in the Company's customary benefit plans. Mr. Bitetti's employment agreement further provides that following the voluntary or involuntary termination of his employment by the Company, Mr. Bitetti is entitled to two demand registration rights with respect to the Common Stock held by or issuable to him. These registration rights will only become effective upon the voluntary or involuntary termination of Mr. Bitetti's employment with the Company. Mr. Bitetti has agreed not to sell any shares of his Common Stock during the 18-month period beginning July 2, 1996 (except for 20,000 shares sold by Mr. Bitetti pursuant to that offering) except with the consent of the underwriters of the Company's initial public offering. Mr. Bitetti's employment agreement further provides that if the Company employs a new Chief Executive Officer, Mr. Bitetti's salary may not be less than that of such new Chief Executive Officer, up to a maximum of $300,000.

    The Company has entered into an employment agreement with Eric H. Winston, President and Chief Operating Officer, for a term ending on September 15, 1998. Pursuant to that employment agreement, commencing September 15, 1995, Mr. Winston was entitled to receive annual base compensation of $175,000. The employment agreement was amended to provide that effective July 2, 1996, Mr. Winston's base compensation was reduced to $140,000 per annum, subject to an increase of $35,000 per annum at such time as the Company realizes net sales of $1,500,000 or more for any three consecutive calendar months. This employment agreement makes Mr. Winston's salary also subject to escalation annually in accordance with the CPI. Mr. Winston's employment agreement entitles him to receive annual bonuses based on the same three criteria, and payable in accordance with the same provisions, described above with respect to Mr. Bitetti's employment agreement. Mr. Winston is also entitled to the same fringe benefits as Mr. Bitetti.

    Pursuant to a prior employment agreement, the Company has granted Mr. Winston options to purchase 292,838 shares of Common Stock at an exercise price of $0.06 per share. Mr. Winston's employment agreement further provides that following the voluntary or involuntary termination of his employment by the Company, Mr. Winston is entitled to two demand registration rights with respect to the Common Stock held by or issuable to him. The registration rights will only become effective upon the voluntary or involuntary termination of Mr. Winston's employment with the Company. Mr. Bitetti has separately granted Mr. Winston a presently exercisable option to acquire 100,000 shares of Common Stock at a purchase price of $2.00 per share. Mr. Winston has agreed not to sell more than 10,000 shares of this Common Stock during the 18-month period beginning July 2, 1996 except with the consent of the underwriters of the Company's initial public offering.

    Pursuant to his employment agreement, Mr. Winston has granted Mr. Bitetti a right of first refusal as to all Common Stock that Mr. Winston may from time to time acquire. Such first refusal right provides that before Mr. Winston offers to sell any such Common Stock to any third party, he must first offer to sell such shares to Mr. Bitetti on no less favorable terms than proposed to be offered to the third party. If Mr. Bitetti rejects such offer, Mr. Winston is free to sell to the third party on terms no less favorable than offered to Mr. Bitetti.

    On October 25, 1996, the Company entered into a Separation and Release Agreement with Eric H. Winston. Such agreement cannot become effective until November 1, 1996, until which time Mr. Winston has a statutory right of rescission. Upon the effectiveness of that agreement, Mr. Winston will cease to be an officer, employee and director of the Company, and will remain entitled to receive compensation and other benefits as provided in the agreement.

    The Company entered into an employment with Ulrich E. Gottschling, Chief Financial Officer, Treasurer and Secretary, for a term ending October 9, 1997. The employment agreement entitles Mr. Gottschling to receive annual cash compensation of $110,000. Pursuant to his employment agreement, on October 9, 1995 Mr. Gottschling also was granted options to purchase 100,000 shares of Common Stock at an exercise price of $5.00 per share. On April 30, 1996, Mr. Gottschling agreed to the termination of his existing 100,000 share option in consideration for the Company's agreement to grant to him a new 200,000 share option pursuant to the Company's 1992 Stock Option Plan. The Company granted this option to Mr. Gottschling on April 30, 1996. The option is exercisable upon the date of its grant as to 100,000 shares at a purchase price of $3.40 per share, and will become exercisable as to 100,000 shares on September 30, 1997 at a purchase price of $4.00 per share.

    Mr. Gottschling's employment agreement further provides that following the voluntary or involuntary termination of his employment by the Company, Mr. Gottschling is entitled to a single demand registration right with respect to the Common Stock held by or issuable to him pursuant to his employment agreement. This registration right has been satisfied as a result of the registration of all Common Stock underlying options issued pursuant to the 1992 Stock Option Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Common Stock of the Company by (i) each person who is known to the Company to own, of record or beneficially, more than five percent of the Common Stock, (ii) each of the Company's directors and director nominees and (iii) all directors and executive officers as a group. Where the persons listed have the right to acquire additional shares of Common Stock through the exercise of options or warrants within 60 days, such additional shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage ownership interests of any other person. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned.


                                       SHARES BENEFICIALLY OWNED
NAME AND ADDRESS                     -----------------------------
OF BENEFICIAL OWNER                  SHARES              PERCENT(1)
-------------------                ----------            ----------


Vincent J. Bitetti(1)
2985 E. Hillcrest Drive
Suite A
Westlake Village, CA 91362           1,342,184             30.7%


Eric H. Winston(2)
5567 Springhill Court
Westlake Village, CA 91362             392,838             8.4%


Louis A. Habash(3)
5075 Spyglass Hill Drive
Las Vegas, NV  89122                 4,856,657             52.9%


All directors, director nominees
and executive officers as a
group (six persons)(4)               1,735,022             36.4%

--------------

(1) Includes 100,000 shares of Common Stock which Mr. Winston is entitled to acquire from M. Bitetti pursuant to a presently exercisable option. Does not include up to 292,838 shares that may be acquired by Mr. Winston from the Company pursuant to the options described in (2) below, as to which Mr. Bitetti has a right of first refusal.

(2) Includes 292,838 shares of Common Stock issuable under stock options granted by the Company to Mr. Winston which are presently exercisable. Also includes 100,000 shares of Common Stock which Mr. Winston is entitled to acquire from Mr. Bitetti pursuant to a presently exercisable option.

(3) Includes 40,000 shares of Common Stock and 4,816,657 shares of Common Stock issuable upon exercise of presently exercisable redeemable warrants. All such Common Stock and redeemable warrants are owned of record by ASSI, Inc., of which Mr. Habash is the sole beneficial owner.

(4) Includes 292,838 shares of Common Stock issuable to Mr. Winston and 100,000 shares of Common Stock issuable to an executive officer under presently exercisable options.

VOTING AGREEMENTS

    The Company has granted ASSI, Inc. and the underwriters for its initial public offering, The Boston Group, L.P. and Joseph Stevens & Company, L.P., each the right to nominate from time to time one director of the Company or to have an individual designated thereby attend all Board meetings as a nonvoting advisor. Neither The Boston Group, L.P. nor Joseph Stevens & Company, L.P. has exercised its rights to nominate a director. Mark A. James is the director nominee of ASSI, Inc.

    Vincent J. Bitetti and Eric H. Winston have entered into voting agreements with each of ASSI, Inc., The Boston Group, L.P. and Joseph Stevens & Co., L.P. Pursuant to these agreements, Messrs. Bitetti and Winston have agreed to vote all of their Common Stock for the director nominees of ASSI, Inc., The Boston Group, L.P. and Joseph Stevens & Co., L.P. In addition, ASSI, Inc. has agreed to vote all of its shares of Common Stock for two directors nominated by Mr. Bitetti as long as he holds at least 20 percent of the outstanding Common Stock, and for one director nominated by Mr. Bitetti for as long as he holds at least ten percent but less than 20 percent of the outstanding Common Stock. Vincent J. Bitetti has designated himself and Ulrich E. Gottschling as his nominees for such purpose. The voting agreements with ASSI, Inc. will terminate when Messrs. Bitetti and Winston together cease to owe at least ten percent of the outstanding Common Stock.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

    In April 1995, Vincent J. Bitetti, for nominal consideration, granted Eric H. Winston, the Company's President and Chief Operating Officer, an option to purchase 100,000 shares of the Common Stock owned by Mr. Bitetti at an exercise price of $2.00 per share, such price determined to be the fair market value by management.

    The Company conducted a private offering (the "Private Placement") during September and October 1995, pursuant to which it sold 52.5 units (the "Units") at a price of $100,000 per Unit. Each Unit consisted of $95,000 principal amount of the Company's 10% Secured Promissory Notes due 1996 (the "Notes") and warrants to purchase 100,000 shares of Common Stock (the "Private Warrants"). ASSI, Inc. purchased a total of 11 Units pursuant to such Private Placement, comprising $1,045,000 in principal amount of Notes and Private Warrants to purchase 1,100,000 shares of Common Stock. Upon the completion of the Company's initial public offering on July 8, 1996, all of the Notes were repaid in full. The Company paid ASSI, Inc. $1,122,588 in satisfaction of the Notes held by it. In addition, the Private Warrants were converted to redeemable warrants, as more fully described below.

    Contemporaneously with the Private Placement, Vincent J. Bitetti, the Company's Chairman of the Board and Chief Executive Officer, privately sold 107,500 shares of Common Stock for total cash consideration of $537,500. ASSI, Inc. purchased 40,000 of such shares for total cash consideration of $200,000.

    The Company entered into a Consulting Agreement with ASSI, Inc. dated April 30, 1996. Pursuant to that agreement, ASSI, Inc. is to provide certain consulting services to the Company, including advising the Company regarding executive recruiting. In consideration of the services to be provided by ASSI, Inc. pursuant to the Consulting Agreement, on April 30, 1996, the Company issued to ASSI, Inc. warrants to purchase 2,000,000 shares of Common Stock at an exercise price of $4.40 per share (the "ASSI Warrants," as previously defined). Pursuant to the Consulting Agreement, the Company also agreed to certain changes to the terms of the Private Warrants held by ASSI, Inc. as described below.

    On May 30, 1996, the Company entered into a Note Purchase Agreement with ASSI, Inc. pursuant to which ASSI, Inc. loaned the Company $500,000 (the "ASSI Convertible Loan"). The ASSI Convertible Loan bore interest at the rate of eight percent per annum. The principal of and all accrued interest on the ASSI Convertible Loan was due in full on the earlier of September 1, 1996 or the closing date of the Company's initial public offering, which occurred on July 8, 1996. Upon the closing of the Company's initial public offering, ASSI, Inc. exercised its option to convert all of the ASSI Convertible Loan into warrants to purchase Common Stock at a conversion price of $.25 per warrant. Warrants to purchase a total of 2,016,657 shares of Common Stock were issued upon the conversion of the ASSI Convertible Loan.

    Upon the completion of the Company's initial public offering on July 8, 1996, the terms of all of the warrants held by ASSI, Inc. became substantially the same as those of the redeemable warrants issued by the Company in the initial public offering except that (i) they became exercisable October 1, 1996, (ii) they are not mandatorily redeemable by the Company and (iii) they are subject to separate registration rights, including one demand registration right and unlimited piggy-back registration rights for as long as they are held by ASSI, Inc. or one of its affiliates. Upon a transfer of the ASSI warrants to any nonaffiliate of ASSI, Inc., the terms of such transferred ASSI warrants will become identical to those of the Company's redeemable warrants. The demand registration rights will expire on August 31, 2001. Until and unless exercised, the holders of the ASSI warrants will have no voting, dividend or other rights as stockholders of the Company.

                              APPROVAL OF THE
                          1995 STOCK OPTION PLAN
                               (PROPOSAL #2)

GENERAL

    On October 9, 1995, the Board of Directors of the Company adopted the Company's 1995 Stock Option Plan. The Board of Directors adopted the Company's Amended and Restated 1995 Stock Option Plan (the "1995 Stock Option Plan") on May 15, 1996, and has directed that it be submitted for consideration and action at the Annual Meeting. The following summary of the Company's 1995 Stock Option Plan is qualified in its entirety by the 1995 Stock Option Plan, a copy of which is contained in its entirety as Exhibit A hereto.

    The 1995 Stock Option Plan is designed to promote and advance the interests of the Company and its stockholders by (i) enabling the Company to attract, retain and reward managerial and other key employees and nonemployee directors, and (ii) strengthening the mutuality of interests between participants in the 1995 Stock Option Plan and the stockholders of the Company in its long term growth, profitability and financial success by offering stock options.

    The 1995 Stock Option Plan empowers the Company to award or grant from time to time until September 30, 2005 to eligible participants incentive and nonqualified stock options ("Options") authorized by the Compensation Committee, which will administer the 1995 Stock Option Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1995 STOCK OPTION PLAN.

ADMINISTRATION

    The 1995 Stock Option Plan will be administered by the Compensation Committee. The 1995 Stock Option Plan provides that the Compensation Committee must consist of at least two directors of the Company who are "disinterested directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee has the sole authority to construe and interpret the 1995 Stock Option Plan, to make rules and procedures relating to the implementation of the 1995 Stock Option Plan, to select participants, to establish the terms and conditions of Options and to grant Options. The Compensation Committee has broad authority to delegate its responsibilities to others, except with respect to the selection for participation of, and the granting of Options to, persons subject to Sections 16(a) and 16(b) of the Exchange Act. Members of the Compensation Committee will not be eligible to receive discretionary Options under the 1995 Stock Option Plan.

SHARES SUBJECT TO 1995 STOCK OPTION PLAN

    The maximum number of shares of Common Stock in respect of which Options may be granted under the 1995 Stock Option Plan (the "Plan Maximum") is 500,000. For purposes of computing the total number of shares of Common Stock available for Options under the 1995 Stock Option Plan, the above limitations shall be reduced by the number of shares of Common Stock subject to issuance upon exercise or settlement of Options previously granted, determined at the date of the grant of such Options. However, if any Options previously granted are forfeited, terminated, settled in cash or exchanged for other Options or expire unexercised, the shares of

Common Stock previously subject to such Options shall again be available for further grants under the 1995 Stock Option Plan. The shares of Common Stock which may be issued to participants in the 1995 Stock Option Plan upon exercise of an Option may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company. No fractional shares may be issued under the 1995 Stock Option Plan.

    The maximum number of shares of Common Stock issuable upon exercise of Options granted under the 1995 Stock Option Plan is subject to appropriate equitable adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation or other recapitalization of the Company. The effect of such adjustment would be to provide customary antidilution protection.

TRANSFERABILITY

    No Option granted under the 1995 Stock Option Plan, and no right or interest therein, shall be assignable or transferable by a participant except by will or the laws of descent and distribution.

TERM, AMENDMENT AND TERMINATION

    The 1995 Stock Option Plan will terminate on September 30, 2005 except with respect to Options then outstanding. The Board of Directors may amend or terminate the 1995 Stock Option Plan at any time, except that, to the extent restricted by Rule 16b-3 promulgated under the Exchange Act, as amended and in effect from time to time (or any successor rule), the Board of Directors may not, without approval of the stockholders of the Company, make any amendment that would increase the total number of shares covered by the 1995 Stock Option Plan, change the class of persons eligible to receive Options granted under the 1995 Stock Option Plan, reduce the exercise price of Options granted under the 1995 Stock Option Plan or extend the latest date upon which Options may be exercised.

INCENTIVE STOCK OPTIONS

    Under the 1995 Stock Option Plan, Options designated as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted to eligible participants in respect of up to the Plan Maximum. The number of shares of Common Stock in respect of which Incentive Stock Options are first exercisable by any participant in the 1995 Stock Option Plan during any calendar year shall not have a fair market value (determined at the date of grant) in excess of $100,000 (or such other limit as may be imposed by the
Code). To the extent the fair market value of the shares for which options are designated as Incentive Stock Options that are first exercisable by any optionee during any calendar year exceed $100,000, the excess amount shall be treated as Nonqualified Stock Options. Incentive Stock Options shall be exercisable for such period or periods, not in excess of ten years after the date of grant, as shall be determined by the Compensation Committee.

NONQUALIFIED STOCK OPTIONS

    Nonqualified stock options ("Nonqualified Stock Options") may be granted to eligible participants in respect of up to the Plan Maximum, for such number of shares of Common Stock and for such period or periods of exercisability, as the Compensation Committee shall determine.

OPTIONS TO NONEMPLOYEE DIRECTORS

    The 1995 Stock Option Plan also provides for the grant of Nonqualified Stock Options to nonemployee directors of the Company without any action on the part of the Board or the Compensation Committee, only upon the terms and conditions set forth in the 1995 Stock Option Plan. Each nonemployee director shall automatically receive Nonqualified Options to acquire 10,000 shares of Common Stock upon appointment, and shall receive Nonqualified Options to acquire an additional 10,000 shares of Common Stock for each additional year that the nonemployee director continues to serve on the Board of Directors. Each Option shall vest and become exercisable as to 50 percent of the shares of Common Stock subject to the Option on the first anniversary date of the grant and as to the remaining 50 percent on the second anniversary date of the grant, and will expire on the earlier of ten years from the date the Option was granted, upon expiration of the 1995 Stock Option Plan or three weeks after the optionee ceases to be a director of the Company. The exercise price of such Options shall be equal to 100 percent of the fair market value of the Common Stock subject to the Option on the date on which such Options are granted. Each option shall be subject to the other provisions of the 1995 Stock Option Plan.

ELIGIBILITY CONDITIONS

    Incentive Options may be granted only to persons who are employees of the Company or its subsidiaries on the date of grant. Nonqualified options may be granted to any person. Nonemployee directors are only eligible to receive Nonqualified Stock Options under the 1995 Stock Option Plan. Except for Nonqualified Stock Options granted to nonemployee directors, to whom Option grants are automatic, the selection of recipients of, and the nature and size of, Options granted under the 1995 Stock Option Plan will be wholly within the discretion of the Compensation Committee. Subject to specific formula provisions relating to the grant of Options to nonemployee directors and except with respect to the exercisability of Incentive Stock Options and the total shares available for Option grants under the 1995 Stock Option Plan, there is no limit on the number of shares of Common Stock or type of option in respect of which Options may be granted to or exercised by any person.

OPTION EXERCISE PRICES

    The exercise price of any Option granted under the 1995 Stock Option Plan shall be at least 100 percent of the fair market value of the Common Stock on the date of grant, except that the exercise price of any Option granted to any participant in the 1995 Stock Option Plan who owns in excess of ten percent of the outstanding voting stock of the Company shall be 110 percent of the fair market value of the Common Stock on the date of grant. Fair market value per share of Common Stock is quoted by the Nasdaq SmallCap Market, or as the amount determined in good faith by the Compensation Committee if the Common Stock is neither listed for trading on an exchange or quoted by the Nasdaq SmallCap Market.

EXERCISE OF OPTIONS

    No Option may be exercised, except as provided below, unless the holder thereof remains in the continuous employ or service of the Company. Options shall be exercisable upon the payment in full of the applicable option exercise price in cash or, if approved by the Compensation Committee, by instruction to a broker directing the broker to sell the Common Stock for which such Option is exercised and remit to the Company the aggregate exercise price of the Option or upon such terms as the Committee shall approve, in shares of Common Stock then owned by the optionee (at the fair market value thereof at exercise date).

PLAN BENEFITS

    It is impossible to determine the awards that will be made under the 1995 Stock Option to persons other then nonemployee directors. Each nonemployee director will automatically be granted 10,000 Nonqualified Options for each year of services as a director, as more fully described above under "Options to Nonemployee Directors." During the fiscal year ended June 30, 1996, the Company did not grant any Options pursuant to the 1995 Stock Option Plan.

    The table below shows Nonqualified Options to be granted to the Company's nonemployee directors during the current fiscal year pursuant to the 1995 Stock Option Plan.

                                  DOLLAR VALUE      NUMBER OF SHARES
                                  ------------      -----------------


All nonemployee directors
as a group (four persons)           $20,625(1)            30,000

---------------

(1) Based on the fair market value of the Common Stock on October 15, 1996.

FEDERAL INCOME TAX CONSEQUENCES

    The grant of an Incentive Stock Option or a Nonqualified Stock Option would not result in income for the grantee or in a deduction for the Company.

    The exercise of a Nonqualified Stock Option would result in ordinary income for the grantee and a deduction for the Company measured by the difference between the option exercise price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.

    The exercise of an Incentive Stock Option would not result in income for the grantee. If the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant until three months before the exercise date, the basis of the shares upon later disposition would be the option exercise price. Any gain will be taxed to the employee as long-term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

    If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee would recognize ordinary income and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

                            INDEPENDENT AUDITORS


    Corbin & Wertz has audited and reported on the financial statements of the Company for the fiscal year ended June 30, 1996. A representative of Corbin & Wertz is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate stockholder questions.

    The Company has not yet determined whether to utilize Corbin & Wertz as its independent auditors in the future. It is evaluating the desirability of employing a national accounting firm now that it has become a public company.

         DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1997

    The rules of the Securities and Exchange Commission permit stockholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company's 1997 annual meeting of stockholders is expected to be held on or about December 8, 1997, and proxy materials in connection with that meeting are expected to be mailed on or about November 3, 1997. Stockholder proposals prepared in accordance with the proxy rules must be received by the Company on or before September 1, 1997.

                            FILINGS UNDER SECTION 16(A)

    Section 16(a) of the Exchange Act currently requires the Company's directors and officers, and persons holding ten percent or more of a registered class of the Company's equity securities, to file reports regarding their ownership and regarding their acquisitions and dispositions of the Company's equity securities with the Securities and Exchange Commission. The Company, however, was not subject to the reporting requirements of Section 16(a) during the fiscal year ended June 30, 1996, and therefore no such reports were required to be filed.

                                  OTHER MATTERS

    The Board of Directors of the Company does not intend to present any business at the Annual Meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the Annual Meeting. However, on all matters properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy will vote in accordance with their best judgment.

    It is important that your shares are represented and voted at the meeting, whether or not you plan to attend. Accordingly, we respectfully request that you sign, date and mail your Proxy in the enclosed envelope as promptly as possible.

                             BY ORDER OF THE BOARD OF DIRECTORS

                             Ulrich E. Gottschling
                             CHIEF FINANCIAL OFFICER,
                             SECRETARY AND TREASURER

                                                                 EXHIBIT A



                                1995 STOCK OPTION PLAN
                          OF SOUND SOURCE INTERACTIVE, INC.

    1.   PURPOSE

    Sound Source Interactive, Inc. (the "Company") desires to attract and retain the best available talent and encourage the highest level of performance in order to continue to serve the best interests of the Company and its stockholders. By affording key personnel the opportunity to acquire proprietary interests in the Company and by providing them incentives to put forth maximum efforts for the success of the business, the Amended and Restated 1995 Stock Option Plan of Sound Source Interactive, Inc. (the "Plan") is expected to contribute to the attainment of those objectives.

    2.   SCOPE AND DURATION

    Options under the Plan may be granted in the form of incentive stock options ("Incentive Options") as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or in the form of non-qualified stock options ("Non-qualified Options") (unless otherwise indicated, references in the Plan to "options" include Incentive Options and Non-qualified Options.) The maximum aggregate number of shares as to which options may be granted from time to time under the Plan is 500,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), which shares may be, in whole or in part, authorized but unissued shares or shares reacquired by the Company. If an option shall expire, terminate or be surrendered for cancellation for any reason without having been exercised in full, the shares represented by the option or portion thereof not so exercised shall (unless the Plan shall have been terminated) become available for subsequent option grants under the Plan. As provided in Paragraph 13, the Plan shall become effective on November 1, 1995, and unless terminated sooner pursuant to Paragraph 14, the Plan shall terminate on October 31, 2005, and no option shall be granted hereunder after that date.

    3.   ADMINISTRATION

    The Plan shall be administered by the Board of Directors of the Company, at their discretion, by a committee which is appointed by the Board of Directors to perform such function (the "Committee"). The Committee shall consist of not less than two members of the Board of Directors, each of whom shall serve at the pleasure of the Board of Directors and shall be a "Non-Employee Director" as defined in Rule 16b-3 pursuant to the Securities Exchange Act of 1934. Vacancies occurring in the membership of the Committee shall be filled by appointment by the Board of Directors.

    The Board of Directors or the Committee, as the case may be, shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to grant options, to determine the purchase price of the Common Stock covered by each option, the term of each option, the persons to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; to designate options as Incentive Options; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the option agreements (which need not be identical) entered into in connection with options under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board of Directors or the Committee, as the case may be, may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Board of Directors or the Committee, as the case may be, or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Board of Directors or the Committee, as the case may be; or such person may have under the Plan.

    4.   ELIGIBILITY; FACTORS TO BE CONSIDERED IN GRANTING OPTIONS

    Incentive Options shall be limited to persons who are employees of the Company or its present and future subsidiaries and at the grant of any option are in the employ of the Company or its subsidiaries. In determining the employees to whom Incentive Options shall be granted and the number of shares to be covered by each Incentive Option, the Board of Directors or the Committee, as the case may be, shall take into account the nature of the employees' duties, their present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. An employee who has been granted an option or options under the Plan may be granted an additional option or options, subject, in the case of Incentive Options, to such limitations as may be imposed by the Code on such options. Except as provided below, a Non-qualified Option may be granted to any person, including, but not limited to, employees, independent agents, consultants and attorneys, who the Board of Directors or the committee, as the case may be, believes has contributed, or will contribute, to the success of the Company.

    5.   OPTION PRICE

    The purchase price of the Common Stock covered by each option shall be determined by the Board of Directors or the Committee, as the case may be, and in the case of Incentive Options shall not be less than 100% of the Fair Market Value (as defined in Paragraph 15(a) below) of a share of Common Stock on the date on which the option is granted; provided, however, that the purchase price of Common Stock covered by an Incentive Option granted to an employee who, at the date of grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries ("10% Stockholder") may not be less than 110% of the Fair Market Value of a share of Common Stock on the date on which the Incentive Option is granted. The purchase price of the Common Stock covered by each option shall be subject to adjustment as provided in Paragraph 12 below. The Board of Directors or the Committee, as the case may be, shall determine the date on which an option is granted; in the absence of such a determination, the date on which the Board of Directors or the Committee, as the case may be, adopts a resolution granting an option shall be considered the date on which such option is granted.

    6.   TERM OF OPTIONS

    The term of each option shall be not more than ten years from the date of grant, as the Board of Directors or the Committee, as the case may be, shall determine, subject to earlier termination as provided in Paragraphs 10, 11, and 14 below. Notwithstanding the foregoing, an Incentive Option granted to a 10% Stockholder shall have a term of no more than five years.

    7.   EXERCISE OF OPTIONS

    (a) Subject to the provisions of the Plan and unless otherwise provided in the option agreement, options granted under the Plan shall become exercisable as determined by the Board of Directors or the Committee, as the case may be. In its discretion, the Board of Directors or the Committee, as the case may be, may, in any case or cases, prescribe that options granted under the Plan become exercisable in installments or provide that an option may be exercisable in full immediately upon the date of its grant. The Board of Directors or the Committee, as the case may be, may, in its sole discretion, also provide that an option granted pursuant to the Plan shall immediately become exercisable in full upon the happening of any of the following events: (i) the first purchase of shares of Common Stock pursuant to a tender offer or exchange offer (other than an offer by the Company) for all, or a majority of, the Common Stock, (ii) the approval by the stockholders of the Company of an agreement of a merger in which the Company will not survive as an independent, publicly-owned company, a consolidation, or a sale, exchange or other disposition of all or substantially all of the Company's assets, (iii) with respect to an employee, on his 65th birthday, or
(iv) with respect to an employee, on the employee's involuntary termination from employment, subject to the limitations set forth in Paragraph 10. In the event of a question or controversy as to whether or not any of the events hereinabove described has taken place, a determination by the Board of Directors or the Committee, as the case may be, that such event has or has not occurred shall be conclusive and binding upon the Company and the participants in the Plan.

    (b) Any option at any time granted under the Plan may contain a provision to the effect that the optionee (or any persons entitled to act under Paragraph 11 hereof) may, at any time at which the Fair Market Value is in excess of the exercise price and prior to exercising the option, in whole or in part, request that the Company purchase all or any portion of the option as shall then be exercisable at a price equal to the difference between (i) an amount equal to the option price multiplied by the number of shares subject to that portion of the option in respect of which such request shall be made and (ii) an amount equal to such number of shares multiplied by the Fair Market Value of the Company's Common Stock on the date of purchase. The Company shall have no obligation to make any purchase pursuant to such request, but if it elects to do so, such portion of the option as to which the request is made shall be surrendered to the Company. The purchase price for the portion of the option to be so surrendered shall be paid by the Company, at the election of the Board of Directors or the Committee, as the case may be, either in cash or in shares of Common Stock (valued as of the date and in the manner provided in clause (ii) above), or in any combination of cash and Common Stock which may consist, in whole or in part, of authorized but unissued shares of Common Stock held in the Company's treasury. No fractional share of Common Stock shall be issued or transferred and any fractional share shall be disregarded. Shares covered by that portion of any option purchased by the Company pursuant hereto and surrendered to the Company shall not be available for the granting of further options under the Plan. All determinations to be made by the Company hereunder shall be made by the Board of Directors or the Committee, as the case may be.

    (c) An option may be exercised, at any time or from time to time (subject, in the case of Incentive Options, to such restrictions as may be imposed by the Code), as to any or all full shares as to which the option has become exercisable until the expiration of the period set forth in Paragraph 6 hereof, by the delivery to the Company, at its principal place of business in Los Angeles, California, of (i) written notice of exercise in the form specified by the Board of Directors or the Committee, as the case may be, specifying the number of shares of Common Stock with respect to which the option is being exercised and signed by the person exercising the option as provided herein, (ii) payment of the purchase price, and (iii) in the case of Non-qualified Options, payment in cash of all withholding tax obligations imposed on the Company by reason of the exercise of the option. Upon acceptance of such notice, receipt of payment in full, and receipt of payment of all withholding tax obligations, the Corporation shall cause to be issued a certificate representing the shares of Common Stock purchased. In the event the person exercising the option delivers the items specified in (i) and (ii) of this Subsection (b), but not the item specified in (iii) hereof, if applicable, the option shall still be considered exercised upon acceptance by the Corporation for the full number of shares of Common Stock specified in the notice of exercise but the actual number of shares issued shall be reduced by the smaller number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock as of the date the option is exercised, is sufficient to satisfy the required amount of withholding tax.

    (d) The purchase price of the shares as to which an option is exercised shall be paid in full at the time of exercise. Payment shall be made in cash, which may be paid by check or other instrument acceptable to the Corporation; in addition, subject to a compliance with applicable laws and regulations and such conditions as the Board of Directors or the Committee, as the case may be, may impose, the Board of Directors or the Committee, as the case may be, in its sole discretion, may, on a case-by-case basis, elect to accept payment in shares of Common Stock of the Corporation which are already owned by the option holder, valued at the Fair Market Value thereof (as defined in Paragraph 15 below) on the date of exercise; provided, however, that no such discretion may be exercised unless the option agreement permits the payment of the purchase price in that manner.

    (e) Except as provided in Paragraphs 10 and 11 below, no option granted to an employee may be exercised at any time by such employee unless such employee is then an employee of the Company or a subsidiary.

    8.   INCENTIVE OPTIONS

    (a) With respect to Incentive Options granted, the aggregate Fair Market Value (determined in accordance with the provisions of Paragraph 15 at the time the Incentive Option is granted) of the Common Stock or any other stock of the Company or its current or future subsidiary companies with respect to which incentive stock options, as defined in Section 422 of the Code, are exercisable for the first time by any employee during any calendar year (under all incentive stock option plans of the Company and its parent and subsidiary companies, as those terms are defined in Section 425 of the Code) shall not exceed $100,000.

    (b) No Incentive Option may be awarded to a 10% Stockholder unless the exercise price under the Incentive Option is at least 110% of the Fair Market Value and the option expires within 5 years from the date of grant.

    (c) In the event of amendments to the Code or applicable regulations relating to Incentive Options subsequent to the date hereof, the Company may amend the provisions of the

Plan, and the Company and the employees holding options may agree to amend outstanding option agreements, to conform to such amendments.

    9.   NON-TRANSFERABILITY OF OPTIONS

    Options granted under the Plan shall not be transferable except upon death as provided in Paragraph 11 below, and options may be exercised during the lifetime of the optionee only by the optionee. Any purported transfer in violation of the foregoing prohibition shall be void and of no force and effect.

    10.  TERMINATION OF EMPLOYMENT

    In the event that the employment of an employee to whom an option has been granted under the Plan shall be terminated (except as set forth in Paragraph 11 below) such option may, subject to the provisions of the Plan, be exercised (to the extent that the employee was entitled to do so at the termination of his employment) at any time within 30 days after such termination, but not later than the date on which the option terminates; provided, however, that any option which is held by an employee whose employment is terminated for cause shall, to the extent not theretofore exercised, automatically terminate as of the date of termination of employment. As used herein, "cause" shall mean conduct amounting to fraud, dishonesty, negligence, or engaging in competition or solicitations in competition with the Company and breaches of any applicable employment agreement between the Company and the holder. Options granted to employees under the Plan shall not be affected by any change of duties or position so long as the holder continues to be a regular employee of the Company or any of its current or future subsidiaries. Any option agreement or any rules and regulations relating to the Plan may contain such provisions as the Board of Directors or the Committee, as the case may be, shall approve with reference to the determination of the date employment terminates and the effect of any leave of absence. Nothing in the Plan or in any option granted pursuant to the Plan shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or parent or affiliated companies or interfere in any way with the right of the Company or any such subsidiary or parent or affiliated companies to terminate such employment at any time.

    11.  DEATH OR DISABILITY OF EMPLOYEE

    (a) If an employee to whom an option has been granted under the Plan shall die or become permanently disabled while employed by the Company or a subsidiary or within 30 days after the termination of such employment (other than termination for cause), such option may be exercised, to the extent exercisable by the employee on the date of death or permanent disability, at any time within one year after the date on which the employee died or became permanently disabled, but not later than the date on which the option terminates in accordance with its terms.

    (b) Upon the death of an employee while an option held by such employee is exercisable, such option may be exercised, to the extent exercisable by the employee on the date of death, by the beneficiary specified by such employee in writing to the Company prior to his death or, in case no such beneficiary shall have been specified, by a legatee or legatees of the employee under the employee's last will, or by the employee's personal representatives or distributees. No transfer of an option by the optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferor or transferees of the terms and conditions of such option.

    12.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

    Notwithstanding any other provision of the Plan, the Board of Directors or the Committee, as the case may be, may, at any time, make or provide for such adjustments to the Plan, to the number and class of shares issuable thereunder or to any outstanding options as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Board of Directors or the Committee, as the case may be, may make such adjustment as it deems equitable in respect of outstanding options and rights, including in its discretion revision of outstanding options and rights so that they may be exercisable for the consideration payable in the acquisition transaction.
Any such determination by the Board of Directors or the Committee, as the case may be, shall be conclusive. Any fractional shares resulting from such adjustments shall be eliminated.

    13.  EFFECTIVE DATE

    The Plan shall become effective on November 1, 1995, subject to approval by the stockholders of the Company on or before October 31, 1996.

    14.  AMENDMENTS AND TERMINATION

    The Board of Directors may suspend, terminate, modify or amend the Plan without stockholder approval, unless such approval is necessary or appropriate under any Federal, state or other applicable law, rule or regulation. No suspension, termination, modification or amendment of the Plan may, without the consent of the employee to whom an option shall theretofore have been granted, affect the rights of such employee under such option.

    15.  MISCELLANEOUS

    (a) As said term is used in the Plan, the "Fair Market Value" of a share of Common Stock on any day means: (i) if the principal market for the Common Stock is a national securities exchange or if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the closing sales price of the Common Stock on such day as reported by such exchange or NASDAQ, or on a consolidated tape reflecting transactions on such exchange or NASDAQ; or (ii) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on NASDAQ, the mean between the highest bid and lowest asked prices for the Common Stock on such day as reported by the National Quotation Bureau, Inc.; provided that if clauses (i) and (ii) of this paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Common Stock shall be determined by the Board of Directors or the Committee, as the case may be, which determination shall be conclusive as to the Fair Market Value of the Common Stock.

    (b) The Board of Directors or the Committee, as the case may be, may require, as a condition to the exercise of any options granted under the Plan, that to the extent required at the time of exercise, (i) the shares of Common Stock reserved for purposes of the Plan shall be duly listed, upon official notice of issuance, upon stock exchange(s) or automated quotation system on which the Common Stock is listed, (ii) a registration statement under the Securities Act of 1933, as amended with respect to the shares of Common Stock to be issued upon exercise shall be effective, and/or
(iii) the person exercising such option delivers to the Corporation such documents, agreements and investment and other representations as the Board of Directors or the Committee, as the case may be, shall determine to be in the best interests of the Corporation. All certificates for shares of stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Board of Directors or the Committee, as the case may be, may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or association upon which the Common Stock is then listed or traded, any applicable federal or state securities law, and any applicable corporate law, and the Board of Directors or the Committee, as the case may be, may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (c) During the term of the Plan, the Board of Directors or the Committee, as the case may be, in its discretion, may offer one or more option holders the opportunity to surrender any or all unexpired options for cancellation or replacement. If any options are so surrendered, the Board of Directors or the Committee, as the case may be, may then grant new Non-qualified or Incentive Options to such holders for the same or different numbers of shares at higher or lower exercise prices than the surrendered options and for the same or a different exercise period. Such new options shall otherwise be subject to the provisions of the Plan the same as any other option.

    (d) Not later than the date as of which an amount first becomes includable in the gross income of the optionee for federal income tax purposes with respect to any option under the Plan, the optionee shall pay to the Company, or make arrangements satisfactory to the Board of Directors or the Committee, as the case may be, regarding the payment of, any federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Board of Directors or the Committee, as the case may be, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is subject to the option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements and the Company or the optionee's employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the optionee from the Company or any of its subsidiaries.

    (e) The Plan and all options granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

    (f) Any option granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any of its subsidiaries and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

    (g) A leave of absence, unless otherwise determined by the Board of Directors or the Committee, as the case may be, prior to the commencement thereof, shall not be considered a termination of employment. Any option granted under the Plan shall not be affected by any change of employment, so long as the holder continues to be an employee of the Company or any of its subsidiaries.

    (h) If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time, while the Plan is subject to such Rule, or with the requirements of any other applicable law, rule or regulation, and with respect to Incentive Options, Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3 (if the Board of Directors or the Committee, as the case may be, determines that the Plan should be in compliance with such Rule) or any such other law, rule, or regulation, and with respect to Incentive Options, Section 422 of the Code. With respect to Incentive options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

    (i) The Board of Directors or the Committee, as the case may be, may terminate any option granted under the Plan if a written agreement relating thereto is not executed and returned to the Corporation within 30 days after such agreement has been delivered to the optionee for his or her execution.

    16.  AUTOMATIC GRANTS TO NONEMPLOYEE DIRECTORS

    Each nonemployee director of the Company shall automatically be granted options to purchase 10,000 shares of Common Stock for each full year that he or she serves as a director of the Company. Such options will be Non-Qualified Options; will vest and become exercisable as to 50 percent of the shares of Common Stock subject to the option on the first anniversary date of the grant and as to the remaining 50 percent on the second anniversary date of the grant; will expire on the earlier of ten years from the date the option was granted, upon expiration of the 1995 Stock Option Plan, or three weeks after the optionee ceases to be a director of the Company; and will have an exercise price equal to 100% of the Fair Market Value of the Common Stock on the date of grant.

Sound Source Interactive, Inc.
2985 E. Hillcrest Drive
Suite A
Westlake Village, CA  91362

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Vincent J. Bitetti and Ulrich E. Gottschling, and each of them with full power of substitution, as his or her Proxies to represent and vote, as designated below, all of the shares of the Common Stock of Sound Source Interactive, Inc., registered in the name of the undersigned on October 25, 1996, with the powers the undersigned would posses if personally present at the 1996 Annual Meeting of Stockholders to be held at the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California at 10:00 a.m. on December 9, 1996, and at any adjournment thereof, hereby revoking any proxy or proxies previously given.

1. ELECTION OF DIRECTORS:

FOR all nominees listed below / /         WITHHOLD AUTHORITY / /
(except as marked to the contrary below)  to vote for all nominees listed below

(To WITHHOLD authority to vote for any individual nominee strike a line through the nominee's name below)

Vincent J. Bitetti   Ulrich E. Gottschling   Ronald W. Hart    Mark A. James
Ernest T. Klinger

2. Proposal to approve adoption of the Company's 1995 Stock Option Plan:

                   FOR / /      AGAINST / /     ABSTAIN / /

3. In their discretion, the appointed Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR, "FOR" PROPOSAL #2 AND IN THE PROXY'S DISCRETION ON ANY OTHER MATTERS TO COME BEFORE THE MEETING.



                                      Dated: ______________________, 1996


                                       ------------------------------------
                                       (Signature)


                                       ------------------------------------
                                       (Second signature)

                                       PLEASE DATE AND SIGN ABOVE exactly as
                                       your name appears at left, indicating
                                       where appropriate, official position or
                                       representative capacity.

                              [SOUND SOURCE LOGO]


                               1996 ANNUAL REPORT

Dear Shareholder:

Let me extend a warm welcome and congratulations to all of our new shareholders, long-time supporters and employees. Thanks to your support and trust, we have been able to emerge as a public company. I am pleased to report that on July 2, 1996 the Company's securities began trading publicly through the NASDAQ SmallCap Market.

Fiscal 1996 was year of development and change for the Company, and one in which we achieved many of the goals that we had set for ourselves. We continued our history of developing high quality products, strengthened our relationships with the motion picture and television studios, hired some highly qualified creative talent, and began to rapidly expand the breadth of distribution for our product lines. In short, we addressed many of the issues facing the Company, and also positioned ourselves for future growth and expansion.

Reflecting these goals, we have followed several methodical steps to align the Company for future success. First we signed a distribution agreement with Simon & Schuster Interactive Distribution Services in June of 1996. In addition, in mid-July, we hired a software industry veteran to manage the sales effort. Next, we effected our initial public offering on July 2, 1996. This enabled us to repay our debt and secure additional working capital for growth and development. Finally, we are continuing to diversify our product line to include interactive video games and are adopting a strategy to expand and enhance our entertainment utilities and educational products.

In July 1996, the Company formed two distinct divisions: entertainment and education. The technology and proprietary 3D animation developed by the entertainment division will be channeled into the education division, and we know that it will greatly enhance the future look and feel of all our products.

1996 RESULTS

For the fiscal year ended June 30, 1996, I am pleased to report that net product sales increased 72% to $2,161,351, while overall net revenues increased 5% to $2,264,633. This significant increase in net product sales is attributable to the Company's release of seven new products, including FREE WILLY 2-TM-, BABE A LITTLE PIG GOES A LONG WAY-TM- and THE ADVENTURES OF BATMAN-TM- and ROBIN-TM- INTERACTIVE MOVIEBOOKS-TM-, and the STAR WARS-Registered Trademark- and BABYLON 5-TM- LIMITED EDITION ENTERTAINMENT UTILITIES-TM-. Cost of sales as a percentage of net product sales decreased from 85% in fiscal 1995 to 64% in fiscal 1996.

In line with our expectations, the Company reported a net loss for fiscal 1996 of $4,474,976 or $2.44 per share. These results include a charge of $1,409,375 for loan costs and interest expense related to debt financing, and a charge of $663,421 to establish a reserve for bad debts associated with the Company's former distributor.

THE MARKET

The Consumer software business for education and entertainment oriented properties is highly competitive and seasonal in nature. Currently, the industry is experiencing a restructuring which involves developers, publishers and retailers. However, through this restructuring, the installed base of personal computers is expected to grow at a rate of approximately 20% per year. We are taking an opportunistic approach to the industry and expect to take advantage of these changes by strategic acquisitions and relationships, product diversification, creative promotional campaigns, and alternative revenue sources such as direct mail and the Internet.

1997 AND BEYOND

Simply put, our goal is to emerge as one of the foremost consumer software publishers in the industry.

In order to accomplish this, our efforts are now focused on future licenses and product diversification, including the development and production of our first interactive video game. Tentatively titled RETURN TO THE ABYSS, the game will be positioned as a sequel to the original Twentieth Century Fox theatrical release -- THE ABYSS, which was directed by James Cameron. This is the first time that a sequel has been created for a theatrical release in a form other than a motion picture. The game is positioned as an action/adventure/role playing game and will include state-of-the-art 3D cinematic computer animation.

Furthermore, we will continue to update and enhance both our entertainment and children's product lines to reflect the latest technological advances.
We will continue to produce compelling and entertaining products designed for the whole family.

This letter would not be complete if I did not take the opportunity to thank all of the major motion picture and television studios who have entrusted us with their intellectual properties. Their support and cooperation has enabled us to create quality educational and entertainment products for all ages. We deeply appreciate their belief and confidence in our abilities and look forward to continued, prosperous relationships. We are also grateful to our employees for their dedication, hard work and perseverance.

It is with great pleasure that I present to you our first annual report. We are looking forward to an exciting and rewarding 1997.

Sincerely,



Vincent J. Bitetti
CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER

October 28, 1996

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                FORM 10-KSB

X     ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
----  ACT OF 1934 (FEE REQUIRED)

                   FOR THE FISCAL YEAR ENDED JUNE 30, 1996

                         COMMISSION FILE NO. 0-28604

                        SOUND SOURCE INTERACTIVE, INC.
                (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

          Delaware                                         95-4264046
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)


2985 E. Hillcrest Drive, Suite A
Westlake Village, California                                   91362
(Address of principal executive offices)                     (Zip Code)

                                (805) 494-9996
                          (Issuer's telephone number
                             including area code)

         SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


   Title of each class:                                 Name of each exchange
                                                         on which registered:
Common Stock, par value $.001
    Redeemable Warrants                                 NASDAQ SmallCap Market


    Check whether the Issuer (1) filed all reports required to be filed by
Section 12 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the issuer was required to file such reports), and (2) has been subject to such filing requirements
for the past 90 days.   Yes /X/   No / /

    Check if there is no disclosure of delinquent filers pursuant to Item 405 of Regulation S-B contained herein, and such disclosure will not be contained, to the best of the Issuer's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. /X/

    The Issuer's revenues for its most recent fiscal year were $2,264,633.

    As of August 31, 1996, the aggregate market value of the shares of the Issuer's voting stock held by nonaffiliates of the Issuer was approximately $14,928,000, and the number of outstanding shares of the Issuer's common stock, par value $.001, was 4,367,824.

                      DOCUMENTS INCORPORATED BY REFERENCE

    Portions of the Issuer's Proxy Statement to be filed with the Securities and Exchange Commission within 120 days of the close of its fiscal year ended June 30, 1996 are incorporated by reference into Part III of this Form 10-KSB.

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                    PART I

ITEM 1.  DESCRIPTION OF BUSINESS AND PRODUCTS

The Company

    Sound Source Interactive, Inc. (the "Company") is engaged primarily in developing, publishing and marketing educational, interactive computer software for children. INTERACTIVE MOVIEBOOKS-TM-, which combine animation text, photos, sound clips and actual film footage of well recognized family films and cartoon series, are the Company's major software products. INTERACTIVE MOVIEBOOKS-TM- are developed and published by the Company on compact disk-read only memory ("CD-ROM") for multimedia personal computers ("Multimedia PCs") as entertaining, interactive reading tools for young children. The Company also produces a variety of entertainment computer software utilities which incorporate screen savers, sound clips known as AUDIOCLIPS-Registered Trademark- and other content based on licensed entertainment properties. The new entertainment utilities are marketed as limited edition serialized collector editions. The Company has developed another line of children's products which it refers to as creativity centers. This product line combines learning activities such as painting, drawing, matching, puzzles and mazes within a framework of three distinct skill levels. In July 1996, the Company created a "games" division, and in August 1996 signed an agreement with Twentieth Century Fox Licensing and Merchandising to produce a game sequel to the 1989 theatrical release THE ABYSS-TM-.

    The Company's products are based on licensed content of major motion pictures and television shows under agreement with major entertainment studios including Viacom Consumer Products (as agent for Paramount Pictures Corp.), Lucasfilm Ltd., Warner Bros. Consumer Products, CBS Entertainment, MCA/Universal Merchandising, Inc., Carolco Pictures, Inc., DC Comics, MGM/UA Merchandising, Inc. and others. The Company's license agreements for existing products include BABE-TM-, LASSIE-TM-, THE LITTLE RASCALS-TM-, BLACK BEAUTY-TM-, THE ADVENTURES OF BATMAN AND ROBIN-TM-, TERMINATOR 2: JUDGMENT DAY-TM-, THE STAR WARS-TM- trilogy, FREE WILLY 2-TM-, THE SECRET GARDEN-TM-, STAR TREK-TM-, THE TWILIGHT ZONE-TM-, I LOVE LUCY-TM- and other popular titles. The Company also holds licenses for new products based on STAR TREK:
DEEP SPACE 9-TM-, STAR TREK: VOYAGER-TM-, ALL DOGS GO TO HEAVEN II-TM-, THE LAND BEFORE TIME-TM-, DRAGONHEART-TM- and I LOVE LUCY-TM-. The Company is continuing the negotiation of additional licenses for its INTERACTIVE MOVIEBOOKS-TM-, entertainment utilities and creativity centers. Management believes the Company is capable of continuing to obtain new licenses for major motion pictures and television shows and developing new, high quality software products using content from these entertainment properties.

    The powerful capabilities and declining price of Multimedia PCs have enabled them to draw acceptance as all purpose, functional educational and entertainment products for home and school use. Industry sources state that the installed base of Multimedia PCs exceeds 9,000,000 units. The technological capabilities of Multimedia PCs have allowed the Company to produce interactive software that is "user friendly" while maintaining what management believes are high standards in design, sound quality, three-dimensional sound effects and quality duplication of motion picture footage. Management believes that the Company is well positioned to participate in this market, not only through expansion of its existing software products, but through development opportunities in other media formats, such as interactive television, and the Internet.

    The Company believes that as of August 31, 1996, its products were in distribution to approximately 6,000 retail outlets. Retailers currently selling the Company's products include Target, Tower Records, Sears, Wal-Mart, Price/Costco, CompUSA, Best Buy, BJ's, Computer City, Egghead, Electronics Boutique, Babbages, Software, Etc., Kmart, Barnes & Noble, Sam's Club, Musicland and others.

    On June 1, 1996 the Company entered into a Distribution Services Agreement with Simon & Schuster Interactive Distribution Services
("SSIDS"). SSIDS is the consumer software distribution unit of Simon & Schuster, Inc., the publishing operation of Viacom Inc. Pursuant to this new distribution agreement, SSIDS will provide distribution, warehousing and order fulfillment services for all of the Company's products (subject to certain exceptions) throughout the United States and Canada. The

Company's relationship with SSIDS is exclusive except as regards the rights to distribute the Company's products in direct-to-the-customer programs including direct mail, telemarketing and in-box coupon fulfillment, which are nonexclusive.

    The Company's objective is to be a leading publisher of high quality, value priced, family- oriented software. To achieve this objective, the Company intends to (i) focus primarily on developing products with educational and entertainment value which are based on popular movies, television series and comic book characters and are easy to use and install,
(ii) develop a broad line of products, upgrade successful products and develop product line extensions and complementary products, (iii) leverage studio relationships to develop cross-marketing promotional programs, (iv) promote tradename recognition, (v) leverage its licensed content to develop products intended for the game market, and (vi) pursue strategic alliances and acquisitions.

    The Company is located at 2985 East Hillcrest Drive, Suite A, Westlake Village, California 91362. Its telephone number is (805) 494-9996. Its facsimile number is (805) 379-3446.

INDUSTRY BACKGROUND

    In recent years, the installed base of Multimedia PCs in households has grown substantially as prices have declined significantly and as improvements in computing power and capability have been achieved. There are a number of factors driving the increased demand and use of Multimedia PCs in U.S. and foreign households beyond the general impact of falling prices and increased performance. Enabling technologies and standards, such as graphical user interfaces and the Microsoft-Registered Trademark- Windows-Registered Trademark- operating system, and the recent release of the Windows '95-Registered Trademark- operating system, have made Multimedia PCs easier to use for a broad range of applications, resulting in the transformation of Multimedia PCs into general-purpose tools. In addition, today's Multimedia PCs feature high-speed microprocessors, large amounts of memory, high-resolution monitors and enhanced sound, speaker and graphics capabilities. These advanced capabilities, along with the introduction of CD-ROM multimedia technology, have allowed software developers to produce more engaging software with advanced three-dimensional graphics, realistic sound and full-motion video. The Company believes CD-ROM multimedia technology will continue to impact the growth of the consumer software market as software developers take advantage of the multimedia capabilities of this more advanced hardware technology.

    The resulting increased penetration of Multimedia PCs into domestic households has created a large and growing mass market for consumer software as many consumers wish to maximize the utility of their Multimedia PCs. The distribution of consumer software has also expanded beyond traditional software retailers and computer stores to include general mass merchandisers.

    In response to these developments, increasing numbers of consumer software products are being developed to address a broad range of consumer interests and everyday tasks. The Company believes that consumers are more frequently purchasing software on impulse in the same way that they often buy books, music compact discs ("CDs") and motion picture videos. With the increasing consummerization of the software market, the Company believes that the prices for consumer software products may fall. If this occurs, the distribution channels for consumer software could continue to expand to include book and music stores, video outlets and supermarkets.

    As consumer software becomes more of a mass market product, the Company believes it will become increasingly important for consumer software companies to have direct relationships with retailers to effectively market their products to consumers. Competition for retail shelf space is also likely to increase due to the proliferation of consumer software products and companies. As a result, the Company believes that in order to be successful, consumer software companies must have a consumer-driven focus, a broad offering of category-leading products, close relationships with retailers, a recognized brand name and a cost-efficient business model.

PRODUCTS

    INTERACTIVE CD-ROM

    The Company has created INTERACTIVE MOVIEBOOKS-TM- for children, which are electronic storybooks with full motion video based on the licensed property. INTERACTIVE MOVIEBOOKS-TM- are marketed as reading aids for young children. Research studies involving literacy have shown that children learn to read by repetitive reading -- usually with the aid of a parent or teacher. This learning process begins at about 18 months of age and continues through the first and second grades for many children. The targeted ages for INTERACTIVE MOVIEBOOKS-TM- are three through ten. The Company has released nine of its INTERACTIVE MOVIEBOOKS-TM- on CD-ROM. This product provides options for automatic reading by the computer, user reading, a dictionary invoked by "clicking" on a dictionary book icon, actual full motion video taken from the motion picture that coincides with the text pages, high-quality sound, art and animation as well as a quiz consisting of multiple choice questions on a related topic to the story, reinforcement through a "jigsaw" puzzle which can be printed, and a "bookmark" so the adventure can be stopped, put away and restarted at the same point at a later date. More elaborate activities in the INTERACTIVE MOVIEBOOK-TM- have been included in BABE-TM-, THE LITTLE RASCALS-TM-, FREE WILLY 2-TM-, EXOSQUAD-TM-, THE ADVENTURES OF BATMAN AND ROBIN-TM- and THE LAND BEFORE TIME-TM-, and will be further incorporated in the next generation of products.

    The Company first introduced its INTERACTIVE MOVIEBOOK-TM- product line into the marketplace in August 1994 with the release of THE SECRET GARDEN-TM- (Warner Bros.). The Company released BLACK BEAUTY-TM- (Warner Bros.) in November 1994, Broadway Video's LASSIE-TM- (Broadway Video, a Paramount Pictures release), in December 1994 and LITTLE RASCALS-TM- (Universal Pictures) in June 1995. The Company released FREE WILLY 2-TM- (Warner Bros.) in July 1995. During November 1995, three new INTERACTIVE MOVIEBOOKS-TM- were completed and released: BABE-TM- (Universal Pictures), EXOSQUAD-TM- (Universal Pictures) and THE ADVENTURES OF BATMAN & ROBIN-TM- (DC Comics). These three products, however, did not receive widespread distribution until the first calendar quarter of 1996. The Company released THE LAND BEFORE TIME-TM- (MCA/Universal) in August 1996. All products are Windows '95-Registered Trademark- compatible. Currently, the products are sold at a suggested retail price of up to $30 each, a price point intended to generate impulse purchases among consumers at the retail level.

    The Company intends to introduce four to five new children's titles annually in the future. Each is expected to experience its highest sales prices and volumes within the 12 months following its introduction. Although the products may continue to be sold after 12 months, they typically will be sold on a discounted basis.

    The Company has begun development of a game sequel to the 1989 theatrical release THE ABYSS-TM-, under a license from Twentieth Century Fox Licensing and Merchandising. The Company recently acquired a three-dimensional "game engine" and purchased four Windows NT-Registered Trademark- workstations equipped with SoftImage-R- three-dimensional rendering graphics software to produce the product. The game, tentatively titled RETURN TO THE ABYSS, will have a development cycle of 12 to 18 months.

    The following is a listing of the Company's INTERACTIVE MOVIEBOOK-TM-products which are currently existing or planned for release, all of which are on CD-ROM:


MOVIEBOOK-TM-  TITLE            LICENSOR           RELEASE DATE            CURRENT PLATFORM
--------------------            --------           ------------            ----------------

THE SECRET GARDEN-TM-          Warner Bros.         August 1994             Windows-Registered Trademark- and
                                                                            Windows '95-Registered Trademark-
BLACK BEAUTY-TM-               Warner Bros.         November 1994           Windows-Registered Trademark- and
                                                                            Windows '95-Registered Trademark-
LASSIE-TM-                     Broadway Video       December 1994           Windows-Registered Trademark- and
                                                                            Windows '95-Registered Trademark-
THE LITTLE RASCALS-TM-         Universal Pictures   June 1995               Windows-Registered Trademark- and
                                                                            Windows '95-Registered Trademark-
FREE WILLY 2-TM-               Warner Bros.         July 1995               Windows-Registered Trademark- and
                                                                            Windows '95-Registered Trademark-
BABE-TM-                       Universal Pictures   November 1995           Windows-Registered Trademark- and
                                                                            Windows '95-Registered Trademark-
EXOSQUAD-TM-                   Universal Pictures   November 1995           Windows-Registered Trademark- and
                                                                            Windows '95-Registered Trademark-
THE ADVENTURES OF              DC Comics            November 1995           Windows-Registered Trademark- and
 BATMAN AND ROBIN-TM-                                                       Windows '95-Registered Trademark-
THE LAND BEFORE TIME-TM-       Universal Pictures   August 1996             Windows-Registered Trademark- and
                                                                            Windows '95-Registered Trademark-
ALL DOGS GO TO HEAVEN II-TM-   MGM                  October 1996            Windows-Registered Trademark- and
                                                                            Windows '95-Registered Trademark-
BATMAN AND ROBIN II-TM-        DC Comics            March 1997              Windows-Registered Trademark- and
                                                                            Windows '95-Registered Trademark-

    The Company has developed a second line of interactive CD-ROM based products which it refers to as creativity centers. This product line combines learning activities such as painting, drawing, matching, puzzles and images within a framework of three distinct skill levels. The Company introduced its first creativity center product in June 1996, and plans to introduce two or three new creativity centers annually thereafter.

    The following creativity center products which have been or are planned for release in 1996.


CREATIVITY CENTER TITLE        LICENSOR              RELEASE DATE            CURRENT PLATFORM
-----------------------        --------              ------------            ----------------

DRAGONHEART-TM-            Universal Pictures        June 1996               Macintosh-Registered Trademark-,
                                                                             Windows-Registered Trademark- and
                                                                             Windows '95-Registered Trademark-
THE LAND BEFORE TIME-TM-   Universal Pictures        March 1997              Macintosh-Registered Trademark-,
                                                                             Windows-Registered Trademark- and
                                                                             Windows '95-Registered Trademark-


    ENTERTAINMENT UTILITIES

    The Company was one of the first to license motion picture studio properties to create entertainment utility software. The first product was Star Trek AUDIOCLIPS-Registered Trademark- and the second was a sub-license for a STAR TREK-TM- Screen Saver. The Company followed its STAR TREK-TM-products with STAR WARS-TM-, THE WIZARD OF OZ-TM-, TERMINATOR 2: JUDGMENT DAY-TM- and others. The Company's screen saver line-up now includes TERMINATOR 2: JUDGMENT DAY-TM-, THE TWILIGHT ZONE-TM- and SATURDAY NIGHT LIVE-TM-. Additionally, the sub-license for STAR TREK-TM-AUDIOCLIPS-Registered Trademark- now extends to STAR TREK: THE NEXT GENERATION-TM-, STAR TREK: THE MOTION PICTURES-TM- and a Stardate Desktop Calendar.

    Entertainment utility products may include AUDIOCLIPS-Registered Trademark-, screen savers based on animation, video and still images, and wallpaper, VISUALCLIPS-Registered Trademark-, jigsaw puzzles and other content as applicable.

    - LIMITED EDITION ENTERTAINMENT UTILITIES. The Company's new entertainment computer software utilities incorporate screen savers, AUDIOCLIPS-Registered Trademark- and other content based on entertainment properties. The new entertainment utilities are marketed as limited issue, serialized collector editions. For Christmas 1995, the Company released a Limited Edition BABYLON 5-TM- (Warner Bros.) Entertainment Utility which contains screen savers, desktop art and AUDIOCLIPS-Registered Trademark-. Limited edition products are serialized and retail at approximately $30 each. The Company expects the limited edition products to replace stand alone screen savers and AUDIOCLIPS-Registered Trademark- by Christmas of 1996. The Company plans to release two to four limited edition entertainment utilities in 1997. The Company currently sells the following limited edition entertainment utilities:



TITLE                          LICENSOR              RELEASE DATE            CURRENT PLATFORM
-----                          --------              ------------            ----------------

STAR WARS TRILOGY-TM-        Lucasfilm, Ltd.         July 1995               Macintosh-Registered Trademark-,
                                                                             Windows-Registered Trademark- and
                                                                             Windows '95-Registered Trademark-
BABYLON 5-TM-                Warner Bros.            November 1995           Windows-Registered Trademark- and
                                                                             Windows '95-Registered Trademark-
TERMINATOR 2;                Carolco Pictures        July 1996               Windows-Registered Trademark- and
 JUDGMENT DAY-TM-                                                            Windows '95-Registered Trademark-
STAR TREK: DEEP SPACE        Paramount/Viacom        August 1996             Windows-Registered Trademark- and
 NINE-TM-                                                                    Windows '95-Registered Trademark-
STAR TREK: VOYAGER-TM-       Paramount/Viacom        November 1996           Windows-Registered Trademark- and
                                                                             Windows '95-Registered Trademark-
I LOVE LUCY-TM-              CBS                     November 1996           Windows-Registered Trademark- and
                                                                             Windows '95-Registered Trademark-


    - AUDIOCLIPS-Registered Trademark-. The Company's AUDIOCLIPS-Registered Trademark- Desktop Diversion Utilities are audio computer software utilities which utilize segments of dialogue, music or sound effects from original soundtracks of major motion pictures and hit television shows to provide complementary audio "cues" for certain computer system functions. The AUDIOCLIPS-Registered Trademark- utilities are packaged with default assignments to enable consumers to personalize their computing environment. Thus, although AUDIOCLIPS-Registered Trademark- are pre-programmed for use by the computer novice, the technology enables the user to assign other sounds to the computer function of their choice. AUDIOCLIPS-Registered Trademark- products were first introduced into the marketplace in December 1991. Currently, the products are sold at a suggested retail price of approximately $15 each, a price point intended to generate impulse purchases among consumers at the retail level. The Company currently sells the following AUDIOCLIPS-Registered Trademark- products:



AUDIOCLIPS-Registered
Trademark- TITLE               LICENSOR              RELEASE DATE            CURRENT PLATFORM
-------------------            --------              ------------            ----------------

TERMINATOR 2:
 JUDGMENT DAY-TM-             Carolco Pictures       January 1993             Windows-Registered Trademark- and
                                                                              Windows '95-Registered Trademark-
TOTAL RECALL-TM-              Carolco Pictures       February 1993            Windows-Registered Trademark- and
                                                                              Windows '95-Registered Trademark-
STAR WARS-TM-                 Lucasfilm, Ltd.        October 1992             Macintosh-Registered Trademark-
                                                                              Windows-Registered Trademark- and
                                                                              Windows '95-Registered Trademark-
STAR WARS-TM-                 Lucasfilm, Ltd.        August 1993              Windows-Registered Trademark- and
                                                                              Windows '95-Registered Trademark-
THE EMPIRE STRIKES BACK-TM-   Lucasfilm, Ltd.        August 1994              Windows-Registered Trademark- and
                                                                              Windows '95-Registered Trademark-
RETURN OF THE JEDI-TM-        Lucasfilm, Ltd.        October 1994             Windows-Registered Trademark- and
                                                                              Windows '95-Registered Trademark-
STAR TREK-TM-                 Paramount/Viacom       March 1995               Windows-Registered Trademark- and
 (original TV show)                                                           Windows '95-Registered Trademark-
STAR TREK:                    Paramount/Viacom       March 1995               Windows-Registered Trademark- and
 THE NEXT GENERATION-TM-                                                      Windows '95-Registered Trademark-
STAR TREK:                    Paramount/Viacom       October 1994             Windows-Registered Trademark- and
 THE MOTION PICTURES-TM-                                                      Windows '95-Registered Trademark-


    - SCREEN SAVERS. Originally developed as a utility to protect computer monitors from image "burn-in," screen saver utilities have evolved into desktop entertainment software. Market observers estimate the screen saver market currently to exceed $80 million per annum. The Company first introduced its screen saver product line into the marketplace in August 1993 with the release of its TERMINATOR 2:
       JUDGMENT DAY-TM- screen saver. In November 1994, the Company released its THE TWILIGHT ZONE-TM- screen saver and SATURDAY NIGHT LIVE-TM-screen saver.

PRODUCT DISTRIBUTION

    On June 1, 1996 the Company entered into a Distribution Services Agreement with Simon & Schuster Interactive Distribution Services ("SSIDS", as previously defined). SSIDS is the consumer software distribution unit of Simon & Schuster, Inc., the publishing operation of Viacom Inc. Pursuant to this new distribution agreement, SSIDS will provide distribution, warehousing and order fulfillment services for all of the Company's products throughout the United States and Canada. The Company's relationship with SSIDS is exclusive except as regards the rights to distribute the Company's products in direct-to-the-customer programs including direct mail, telemarketing and in-box coupon fulfillment, which are nonexclusive.

    SSIDS will make a monthly payment to the Company in an amount equal to its "gross revenues" during such month from the Company's products, less a distribution fee and reserve for returns equal to stated percentages of the gross revenues and less certain other items, including out-of-pocket costs associated with inventory maintenance and order fulfillment. "Gross revenues" are defined as amounts actually billed by SSIDS to its customers for Company products sold by it. The payments by SSIDS will be due not later than 75 days after the calendar month. Under the SSIDS distribution agreement, SSIDS will be responsible for collection of accounts, whereas the Company will be responsible for product returns. The Company intends to maintain an appropriate reserve for product returns based upon its prior experience and current market conditions against which credits for actual returns will be applied.

SALES AND MARKETING

    By offering a wide variety of products, the Company can provide retailers with an assortment of titles in categories of interest to consumers. The Company also supports its retailers by setting up special displays, end caps and kiosks, executing targeted promotions and analyzing sales trends to help build incremental sales. The Company is currently developing a variety of cross-marketing promotional programs with its movie studio licensors and other licensees of movie titles. These promotional programs may include discount coupons for products in video cassettes, rebate coupons with action figures, movie trailers in the Company's software products, and promotional contests with various motion picture studios.

    Drawing upon established consumer marketing techniques, the Company's marketing department creates and executes high-impact merchandising programs with the goal of maximizing each product's retail exposure. The Company believes that its consumer-driven marketing, the high perceived value and competitive price points of its products, and easily identifiable packaging which emphasizes high-impact design and concise, nontechnical product information lead to higher visibility and impulse purchases of its products in retail stores.

    The Company provides technical support by telephone at no additional charge. The Company has installed a telephone system and a call handling center to facilitate its response to customer inquiries. Customer feedback is shared among other support representatives and made available to product managers for development of product enhancements and upgrades.

    Under the new SSIDS distribution agreement, the Company's direct retail accounts will be serviced by the SSIDS sales force with direction and assistance from the Company. The Company will work closely with SSIDS's to assure that wholesale and retail accounts are adequately serviced and that inventory levels are adequate and that merchandising programs are properly executed. See "Product Distribution."

DEVELOPMENT

    The Company develops a broad line of products in sustainable market categories in which a leading market share can be obtained. The Company depends on a flow of creative ideas to develop high-quality, value-priced products. The Company believes that its efficient development model has certain key advantages including consistent product quality, reliable delivery schedules, cost containment and low investment risk.

    The Company's product managers oversee the development of various products from conception through completion, and control the content, design, scope and development schedule. New product ideas are evaluated with each studio partner based upon upcoming theatrical releases, detailed market research on the subject matter, the type and demographics of the target consumer, and the existence and characteristics of competitive products. The Company seeks to design new products which incorporate all of the important functions and features of the leading competitive products. Once a product is approved for development, a detailed design specification is created that includes the product's features and a user interface that is consistent with other Company products. Whenever possible, the software is designed to incorporate technology used in existing Company products in an effort to shorten the development cycle and improve quality and consistency. The overall product, including documentation, is designed to meet a manufacturing specification that will meet the Company's margin requirements at consumer price points.

    The product managers then execute the development project with a team that includes programmers, sound engineers, artists, animators, designers, writers and testers. The Company's internal development efforts are focused primarily on product design and features, consistent user interfaces, and product quality consistency. The Company supplements its internal product development resources by utilizing existing technologies and externally developed programming when such utilization can result in a more efficient method of creating a higher quality product. Using this method, the Company maintains internal control over the creative and market-driven aspects of product development while using external resources to shorten development time and lower development risks. Development costs associated with externally licensed technology are generally paid by royalties based on net sales, which lowers the Company's investment risk. The Company's agreements with its external developers typically grant the Company an exclusive worldwide license to use the developers' software. The agreements typically have three-year terms, with renewal provisions upon mutual agreement of the parties. The Company has recently decided fully to develop some of its products in-house.

    The Company currently is the licensee under technology licenses with Apple Computer, Inc., Iterated Systems, Inc., Qsound Labs, Inc., Rock Ridge Enterprises, EchoMedia, Inc. and Rhode Island Soft Systems, Inc. The Company utilizes technology provided by these licensors to develop and operate several of its products. With the exception of the Apple Computer license, there are alternative products for each of the technologies now licensed by the Company. Therefore, the Company believes that it could readily obtain licenses to comparable products from other sources at comparable costs.

    Products under development are extensively tested by the quality assurance department, and must be approved by the licensor before being released for production. The department tests for bugs, functionality, ease-of-use and compatibility with the many popular Multimedia PC configurations that are available to consumers.

    Product managers are also responsible for reviewing customer feedback, competitive products, product performance and market positioning in order to introduce upgrades that keep abreast of consumer tastes and trends. The Company has increased its development of new CD-ROM products to address the shift to CD-ROM-based products.

OPERATIONS

    The Company controls all purchasing, inventory, scheduling, order processing and accounting functions related to its operations, with all production and warehousing performed by independent contractors in accordance with the Company's specifications. The Company intends to invest in management information systems and other capital equipment which it believes are necessary to achieve operational efficiencies and support increasing sales volumes.

    The Company prepares master software disks, user manuals and packaging designs. Disk and CD-ROM duplication, printing of documentation and packaging, as well as the assembly of purchased components and the shipment of finished products, are performed by third parties in accordance with the Company's specifications. The Company has multiple sources for all components, with assembly and shipping currently performed by two independent fulfillment houses. To date, the Company has not experienced any material difficulties or delays in the production and assembly of its products.

COMPETITION

    The market for the Company's consumer software products is intensely and increasingly competitive. The Company's competitors range from small companies with limited resources to large companies with substantially greater financial, technical and marketing resources than those of the Company. Existing consumer software companies may broaden their product lines to compete with the Company's licensed products, and potential new competitors, including computer hardware and software manufacturers, diversified media companies and book publishing companies, may enter or increase their focus on the consumer software market, resulting in greater competition for the Company.

    Only a small percentage of products introduced in the consumer software market achieve any degree of sustained market acceptance. Principal competitive factors in marketing consumer software include product features, quality, reliability, tradename and licensed title recognition, ease-of-use, merchandising, access to distribution channels and retail shelf space, marketing, price, and the availability and quality of support services. The Company believes that it continues to compete effectively in these areas, particularly in the areas of quality, brand recognition, ease-of-use, merchandising, access to distribution channels and retail shelf space and price. To the extent that competitors achieve performance, price or other selling advantages, the Company could be adversely affected. There can be no assurance that the Company will have the resources required to respond to market or technological changes or to compete successfully in the future. In addition, increasing competition in the consumer software market may cause prices to fall, which could adversely affect the Company's business, operating results and financial condition.

    The Company considers Microsoft Corp., Broderbund, Inc., Knowledge Adventure, Disney, Maxis, Davidson, GT Interactive Software Corp., 7th Level, Inc. and A.D.A.M. Software, Inc. its chief competitors in the interactive entertainment CD-ROM market. The Company considers Microsoft, Inc. and Berkeley Systems its chief competitors in the entertainment utility software market. Microsoft offers screen savers and generic sounds, as well as licensed sounds from the MGM/Turner film library. The Company considers Berkeley Systems its chief competitor in the screen saver market. The Company developed the concept and provided the introductions that led to the development of the Star Trek series of screen savers by Berkeley Systems. The Company has received over $300,000 in earnings from this sublicense, which continues until 1997. The Company notes that there are a number of other smaller entertainment utility publishers competing in this market. For the fiscal year ended June 30, 1996, $9,213 was received by the Company in earnings from this sub-license, which terminates on August 31, 1997. The Company notes that there are a number of other smaller entertainment utility publishers competing in this market.

    The Company has entered into license agreements with Viacom Consumer Products (as agent for Paramount Pictures Corp.), Lucasfilm Ltd., Warner Bros. Consumer Products, CBS Entertainment, MCA/Universal Merchandising, Inc., Carolco Pictures, Inc., DC Comics, MGM/UA Merchandising, Inc. and others. Several of the major motion picture studios now have captive interactive software divisions. As these types of software become better known in the marketplace, these profit centers may begin to vie for their studio's product. Management believes that Disney, Lucasfilm, Fox and Paramount/Viacom are currently the most active studios in publishing their own product to create software packages. Universal Pictures, Sony Pictures and Warner Bros. each have announced the formation of divisions to publish software products using their own license content.

PROPRIETARY RIGHTS AND LICENSES

    The Company regards its software as proprietary and relies primarily on a combination of trademark, copyright and trade secret laws, employee and third party nondisclosure agreements and other methods to protect its proprietary rights. All of the Company's new products are CD-ROM based, and hence are difficult to copy. During the fiscal year ended June 30, 1996, the Company was unaware of any of its products' unauthorized copying.

    The Company's products are based upon licensed content of major motion pictures and television shows under license and/or development agreements with major entertainment studios. All of such license and development agreements to which the Company currently is a party are for fixed terms which will expire over the next one to five years. The Company anticipates that the licensor under each agreement will extend its terms, although no licensor is required to extend any license, provided that the Company is in compliance with all requirements of each license, including most significantly that the Company have satisfied the applicable minimum royalty guarantees.

EMPLOYEES

    As of August 31, 1996, the Company had 31 full-time employees, including five employees in sales and marketing, 15 employees in development and customer support, six employees in administration and finance, two employees in licensing and three employees in production and shipping. None of the Company's employees are represented by a labor union or are subject to a collective bargaining agreement.

EXECUTIVE OFFICERS

    The executive officers of the Company, their ages and their positions with the Company as of June 30, 1996, are as follows:

    NAME                        AGE          POSITION
    ----                        ---          --------

    Vincent J. Bitetti          41           Chairman of the Board,
                                              Chief Executive Officer
                                              and Director

    Eric H. Winston             49           President, Chief Operating Officer
                                              and Director

    Ulrich E. Gottschling       38           Chief Financial Officer, Treasurer,
                                              Secretary and Director

    VINCENT J. BITETTI founded Sound Source Interactive, Inc., a California corporation (the "Subsidiary"), in 1989 and served as the President of the Subsidiary from its formation. Since the Company acquired the Subsidiary in 1994, Mr. Bitetti has served as the Chairman of the Board and Chief Executive Officer and as a director of the Company and the Subsidiary. Prior to founding the Subsidiary, from 1986 to 1988 Mr. Bitetti was President of Fantastic Planet Consultants, a sound and musical instrument design consulting company. Mr. Bitetti is a published music composer and lyricist. From 1986 to 1993, Mr. Bitetti was a consultant to manufacturers of keyboard synthesizers in the music industry. Mr. Bitetti developed the concepts for the Company's INTERACTIVE MOVIEBOOKS-TM-, AUDIOCLIPS-Registered Trademark-, VISUALCLIPS-Registered Trademark-, limited edition and creativity center products.

    ERIC H. (RICK) WINSTON has served as President and director of the Company and the Subsidiary since April 1994, and Chief Operating Officer of the Company and the Subsidiary since October 1995. Prior to joining the Company, Mr. Winston was President of E.H. Winston & Associates, a business consulting firm which he established in 1991. Mr. Winston was President and Chief Executive Officer of Computer Data Information Systems, Inc. from 1985 to 1989, when it was acquired by NYNEX. As part of that acquisition, Mr. Winston was retained as Vice President and General Manager of The DATAGROUP, a NYNEX subsidiary, and remained with The DATAGROUP until 1991 when he departed to start E.H. Winston & Associates.

    ULRICH E. GOTTSCHLING was appointed as Chief Financial Officer, Treasurer and director of the Company on October 9, 1995, and as Secretary of the Company on November 17, 1995. Prior to joining the Company, Mr. Gottschling was employed from June 1991 through September 1995 as a certified public accountant with Corbin & Wertz, the Company's independent auditors. From 1987 through May 1991, he was employed as a certified public accountant by Deloitte & Touche. From 1980 through 1986, Mr. Gottschling held various management positions with Westin Hotels and Marriott Corporation.

ITEM 2.  DESCRIPTION OF PROPERTY.

    The Company leases approximately 7,315 square feet of office and warehousing space in Westlake Village, Ventura County, California under a lease which expires on February 28, 1997. The Company leases an additional 1,915 square feet of warehouse space in an adjoining building under a month-to-month arrangement. The Company currently expects that these facilities will be sufficient for its needs at least through the term of the leases. The Company may lease additional adjacent space as its needs require, which it believes will be available on acceptable terms.

ITEM 3.  LEGAL MATTERS.

    The Company and its officers and directors are, and in the future the Company and/or its officers and directors may be, involved in suits and actions incidental to the Company's business. The Company does not believe that the resolution of any of the current suits or actions will result in any material adverse effect on the financial condition or operations of the Company.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

    Pursuant to a written consent of the Company's majority stockholder, Vincent J. Bitetti, dated May 15, 1996, the Company adopted Amended and Restated Bylaws. On such date no class of the Company's equity securities was registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and consequently the solicitation of such written consent was not subject to the requirements of Section 14 of the Exchange Act. The written consent was effectuated by Mr. Bitetti as the beneficial owner of 1,557,901 shares of the Company's outstanding Common Stock, of which a total of 1,808,291 shares then were outstanding. No other votes were cast for or against the matter in question.

                                   PART II

ITEM 5.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

    The Company's Common Stock and Redeemable Warrants have been traded on the NASDAQ SmallCap Market under the symbols "SSII" and "SSIIW," respectively, since July 2, 1996, and were not traded on any market or exchange prior to that date. Therefore, no information is available as to the range of sales prices for these securities for any period prior to July 2, 1996.

    As of August 31, 1996, there were approximately 125 holders of record of the Common Stock and 16 holders of record of the Redeemable Warrants. Most such securities are held in street name by nominees who hold stock certificates for an unknown number of beneficial owners.

    The Company has never paid cash dividends on its Common Stock. The Company currently intends to retain any earnings for use in its operations and does not anticipate payment of cash dividends in the foreseeable future.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

OVERVIEW

    The Company derives substantially all of its revenues from sales of its retail consumer software and original equipment manufacturer ("OEM") versions of its retail consumer software. The Company designs, develops, markets and supports a broad line of consumer software products. The Company focuses primarily on nonviolent, family-oriented products with educational and entertainment value, which are easy to use and install, using popular movies, television series and comic book characters.

    In June 1995, the Company entered into a Sales and Distribution Agreement with Acclaim Distribution, Inc., a subsidiary of Acclaim Entertainment, Inc. (collectively, "Acclaim") a distributor of entertainment software and related products. The Company had no sales to or through Acclaim during its fiscal year ended June 30, 1995. During the fiscal year ended June 30, 1996, of the Company's net sales of $2,264,633 a total of $1,889,750 were generated by Acclaim. Under the terms of this agreement, Acclaim was the exclusive distributor of the Company's products on a worldwide basis, subject to certain limited exceptions. The Company was not satisfied with the distribution of its products through Acclaim, and determined to terminate the Acclaim distribution agreement in March 1996. The Company and Acclaim terminated the distribution agreement as of April 1, 1996. To date, the Company has received a net payment of $912,134 from Acclaim pursuant to the distribution agreement, which exceeded the net account receivable reflected in the financial statements included in the registration statement pertaining to the Company's initial public offering. The Company, however, believes that further amounts are due from Acclaim, and Acclaim and the Company are in discussions regarding a final accounting to the Company together with payment of the amounts due to the Company under the distribution agreement. Acclaim was obligated to notify its accounts that it will not accept returns of any of the Company's software products after June 30, 1996.

    Effective June 1, 1996 the Company entered into a Distribution Services Agreement with SSIDS. Pursuant to this new distribution agreement, SSIDS will provide distribution, warehousing and order fulfillment services for all of the Company's products (subject to certain exceptions) throughout the United States and Canada. The Company's relationship with SSIDS will be exclusive except as regards the rights to distribute the Company's product in direct-to-the-customer programs including direct mail, telemarketing and in-box coupon fulfillment, which are nonexclusive.

    Net sales consist of gross sales net of allowances for returns, credit losses and other adjustments. The Company adjusts its allowance for returns as it deems appropriate. The Company could be forced to accept substantial product returns or other concessions to maintain its relationships with retailers and distributors and its access to distributor channels. The Company is also exposed to the risk of returns of defective, shelf-worn and damaged products from retailers and distributors.

    Costs of sales consist primarily of product cost, freight charges, royalties to outside programmers and content providers, and an inventory provision for damaged and obsolete products. Product costs consist of the costs to purchase the underlying materials and print both boxes and manuals, media costs (disks and CD-ROMs) and fulfillment (assembly and shipping).

    From the Company's inception through October 24, 1995, the Company sold synthesizer sound libraries. In July 1995, the Company's Board of Directors approved a formal plan to license the proprietary assets related to such revenues in exchange for royalties. The Results of Operations discussion and analysis which follows includes only the continuing operations of the Company, which is primarily comprised of software sales. The Company sustained losses from these discontinued synthesizer operations of $143,106 in fiscal 1995, including an estimated loss of $32,000 during the phase-out period. No additional losses from the discontinued operations were recorded during fiscal 1996.

RESULTS OF OPERATIONS

    FISCAL YEAR ENDED JUNE 30, 1995 COMPARED TO FISCAL YEAR ENDED JUNE 30, 1996

    NET SALES. Net Sales from continuing operations increased by 5.1 percent from $2,154,926 for the fiscal year ended June 30, 1995 (fiscal 1995) to $2,264,633 for the fiscal year ended June 30, 1996 (fiscal 1996). In fiscal 1996, the Company determined to concentrate its focus on development of its educational and entertainment utility interactive CD-ROM software and to reduce its development work for third parties. Consequently, total retail sales of the Company's software products increased by 72.2 percent from $1,255,230 in fiscal 1995 to $2,161,351 in fiscal 1996. However, the Company had no development revenues during fiscal 1996 as compared with $343,250 for fiscal 1995. Revenues from OEM sales declined from $479,675 for fiscal 1995 to $70,895 for fiscal 1996, reflecting a one-time agreement with Acer that produced significant revenues in calendar 1994 but not in calendar 1995. In addition, the Company's royalty fees declined from $76,771 for fiscal 1995 to $32,387 for fiscal 1996. The higher royalty revenues for the fiscal year ended June 30, 1995 resulted primarily from product introductions incorporating content sublicensed by the Company that were not repeated in the fiscal year ended June 30, 1996. This decline in royalty revenues also reflected the Company's current strategy of focusing on developing all product licenses itself rather than sublicensing them to third parties.

     During fiscal 1996, of the Company's net sales of $2,264,633 a total of $1,889,750 were generated by Acclaim. None of the Company's net sales of $2,154,926 during the fiscal 1995 were generated by Acclaim. As described above, the Company terminated its exclusive distribution agreement with Acclaim as of April 30, 1996 and entered into a new distribution agreement with SSIDS as of June 1, 1996.

     COST OF SALES. Cost of Sales increased by 28.9 percent from $1,072,691 for fiscal 1995 to $1,382,999 for fiscal 1996, representing 49.8 percent and
61.1 percent of net sales, respectively, and 85.5 percent and 64.0 percent of product sales, respectively. This decrease is attributable to the above noted 72.2 percent increase in software product sales partially offset by decreased production costs resulting from the Company's switch from floppy disk to CD-ROM media for a majority of its products, decreased per unit costs due to larger quantity purchases, decreased royalty costs, and diminishing inventory writedowns and writeoffs.

    MARKETING AND SALES. Marketing and sales expenses increased by 104.0 percent from $516,886 for fiscal 1995 to $1,054,602 for fiscal 1996, and increased as a percentage of net sales from 24.0 percent to 46.7 percent, respectively. These increases were primarily due to increased marketing activities to promote the Company's products and brand name among retail purchasers, and increased personnel costs.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses decreased by 12.2 percent from $1,743,023 for fiscal 1995 to $1,530,434 for fiscal 1996, and decreased as a percentage of net sales from 80.9 percent to
67.6 percent, respectively. The increase is primarily attributable to costs incurred by the Company during fiscal year 1996 related to the Company's initial public offering and two private placements and increases in executive salaries related to the addition of a Chief Financial Officer, partially offset by decreased noncash compensation incurred in connection with issuance of Common Stock and Common Stock options. A total of $733,165 of the general and administrative expenses for fiscal 1995 relates to a noncash charge to earnings in connection with the vesting of stock options granted to employees, determined as the difference between the fair market value of the date of grant and the exercise price. No such charge was incurred during fiscal year 1996.

    DEVELOPMENT. Development expenses increased by 89.7 percent from $378,471 for fiscal 1995 to $717,994 for fiscal year 1996, and increased as a percentage of net sales from 17.6 percent to 31.7 percent, respectively. These increases were primarily attributable to costs related to product upgrades and new product development activities. The Company believes that development expenses will increase in dollar amount in the future as the Company continues to expand its development activities.

    TAX PROVISION. The current period income tax provision is comprised of minimum State of California Franchise Taxes of $1,600. There is no provision for Federal income taxes as the Company has a loss in fiscal 1995 and 1996, respectively.

    OTHER. Other income (expense) increased from $6,691 for fiscal 1995 to $(2,051,980) for fiscal 1996, and increased as a percentage of net sales from
 .3 percent to (90.6) percent, respectively. This increase is primarily comprised of amortization of deferred loan costs of $1,035,200 and interest expense of $374,175 both of which relate to private placements of the Company's debt securities, and an allowance for doubtful accounts receivable from Acclaim of $663,421 during fiscal 1996.

    FISCAL YEAR ENDED JUNE 30, 1994 COMPARED TO FISCAL YEAR ENDED JUNE 30, 1995

    NET SALES. Net sales from continuing operations increased by 28 percent from $1,685,871 for fiscal 1994 to $2,154,296 for fiscal 1995. Retail software sales decreased by 5 percent from $1,313,890 for fiscal 1994 to $1,255,230 for fiscal 1995 due principally to discounting and pricing declines for the Company's software products. Development revenues increased by 205 percent from $112,520 for fiscal 1994 to $343,250 for fiscal 1995, primarily as a result of an agreement to develop INTERACTIVE MOVIEBOOKS-TM-under a contract with a motion picture studio. OEM sales increased from $5,500 for fiscal 1994 to $479,675 for fiscal 1995. This increase in OEM sales resulted principally from sales pursuant to a software bundling agreement with a PC manufacturer. Royalty fees decreased by 70 percent from $253,961 for fiscal 1994 to $76,771 for fiscal 1995. The decline in royalty revenues reflected the Company's strategy of focusing on developing all product licenses itself rather than sublicensing them to third parties.

     The Company has established a reserve for returns that it believes to be adequate based upon historical return data and its analysis of current customer inventory levels and sell through rates.

     COST OF SALES. Costs of sales decreased by 9 percent from $1,180,803 for fiscal 1994 to $1,072,691 for fiscal 1995, and decreased as a percentage of net sales from 70 percent to 50 percent, respectively. This percentage decrease was principally attributable to the substantially lower costs associated with the sale of the single "golden master" for certain of the Company's products sold to a PC manufacturer under an OEM bundling agreement in the first 6 months of 1995, partially offset by a change in the product mix to higher priced items and a decrease in OEM sales.

     MARKETING AND SALES. Marketing and sales expenses increased by 45 percent from $356,381 for fiscal 1994 to $516,886 for fiscal 1995, and increased as a percentage of net sales from 21 percent to 24 percent, respectively. These increases were primarily due to increased marketing activities to promote the Company's products and brand name, and an increase in personnel.

     GENERAL AND ADMINISTRATIVE. General and administrative expenses decreased by 53 percent from $3,821,728 for fiscal 1994 to $1,783,023 for fiscal 1995, and decreased as a percentage of net sales from 227 percent to 83 percent, respectively. The decrease was primarily due to a decrease in noncash compensation in connection with Common Stock issued for services provided, partially offset by increased staffing and associated overhead expenses necessary to manage and support the Company's growth. A total of $2,992,862 of the fiscal 1994 general and administrative expenses and $733,165 of the fiscal 1995 general and administrative expenses relates to noncash charges to earnings in connection with the vesting of stock options granted to employees, determined as the difference between the fair market value on the date of grant and the exercise price.

     DEVELOPMENT. Development expenses increased by 225 percent from $116,559 for fiscal 1994 to $378,471 for fiscal 1995, and increased as a percentage of net sales from 7 percent to 18 percent, respectively. These increases were primarily attributable to costs relating to product upgrade and new product development activities. The Company developed its first four INTERACTIVE MOVIEBOOKS-TM- in fiscal 1995.

     TAX PROVISION. The income tax provision for fiscal 1994 and fiscal 1995 is comprised of minimum State of California Franchise Taxes of $1,600. There is no provision for Federal income taxes as the Company has a current year loss and has a net operating loss carryforward.

QUARTERLY RESULTS OF OPERATIONS

     The Company has experienced, and may continue to experience, fluctuations in operating results due to a variety of factors, including the size and rate of growth of the consumer software market, market acceptance of the Company's products and those of its competitors, development and promotional expenses relating to the introduction of new products or new versions of existing products, product returns, changes in pricing policies by the Company and its competitors, the accuracy of retailers' forecasts of consumer demand, the timing of the receipt of orders from major customers, and account cancellations or delays in shipment. The Company's expense levels are based, in part, on its expectations as to future sales and, as a result, operating results could be disproportionately affected by a reduction in sales or a failure to meet the Company's sales expectations.

SEASONALITY

     The consumer software business traditionally has been seasonal. Typically, net sales are the highest during the fourth calendar quarter and decline sequentially in the first and second calendar quarters. The seasonal pattern is due primarily to the increased demand for consumer software during the year-end holiday buying season. The Company expects its net sales and operating results to continue to reflect seasonality. Nevertheless, management believes that in the future its results may be less subject to seasonal fluctuations because its products will be marketed in connection with the releases of major motion pictures and home videos, which occur throughout the year.

LIQUIDITY AND CAPITAL RESOURCES

     Since its formation, the Company has financed its operations and capital expenditures primarily with cash provided by operating activities, securities issuances and financing arrangements. As of the fiscal year ended June 30, 1996, the Company had negative working capital of $(5,373,974) and cash equivalents of $181,985.


     On July 1, 1996, pursuant to its initial public offering, the Company issued 2,400,000 shares of common stock at $4.00 per share and 1,200,000 redeemable warrants (the "Redeemable Warrants") at $.25 per warrant. Net proceeds totalled $7,973,305, net of offering costs of $1,926,695. On August 14, 1996, the Company's underwriters for the initial public offering exercised a portion of their "over-allotment" option, pursuant to the underwriting agreement, which resulted in the Company issuing an additional 160,000 shares of common stock at $4.00 per share and 171,775 Redeemable Warrants at $.25 per warrant. Net proceeds totalled $594,161, net of offering costs of $88,783.

     On July 1, 1996, the Company repaid certain notes payable aggregating $4,987,500 plus accrued interest of $373,753. On July 7, 1996, the
Company issued 2,016,657 Redeemable Warrants in connection with the conversion of the note payable to ASSI, Inc., a related party, of $500,000, plus accrued interest of $4,164.

     The Company invested approximately $47,855 during fiscal 1995 and approximately $129,456 during fiscal 1996 for capital equipment to expand into new product lines and to address potential capacity constraints created by the Company's growing unit sales volumes. From time to time, the Company evaluates acquisitions of products, businesses and technologies that are complementary to the Company's business.

     Management expects that in the future, cash in excess of current requirements will be invested in investment-grade, interest-bearing securities. To date, the Company has not invested in derivative securities or any other financial instruments that involve a high degree of complexity or risk, and management does not intend to invest in these types of securities or financial instruments in the future.

NEW ACCOUNTING STANDARDS

    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 123 establishes a method of accounting for stock compensation plans based on fair value of grants made under such plans on the date of grant using certain option-pricing models. SFAS No. 123 allows companies to continue to account for their stock option plans in accordance with APB opinion 25 "Accounting for Stock Issued to Employees," which provides for an intrinsic valuation model that recognizes only the difference between the fair market value of a company's stock and the price paid to acquire the stock under the stock compensation plan. However, SFAS No. 123 encourages the adoption of the fair value accounting method. Companies electing not to follow the new fair value based method are required to provide expanded footnote disclosures, including pro forma net income and earnings per share, determined as if the company had applied the new method. SFAS No. 123 is required to be adopted prospectively beginning January 1, 1996. The Company plans to use the intrinsic valuation model and provide footnote disclosure with respect to the fair value of options for fiscal years beginning after January 1, 1996.

ITEM 7.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.


ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

         None.


                                 PART III

     Items 10, 11 and 12 of Part III of this Form 10-KSB are omitted because the Company intends to file with the Securities and Exchange Commission, within 120 days of the close of its fiscal year ended June 30, 1996, a definitive Proxy Statement containing information pursuant to Regulation 14A of the Exchange Act, and that such information shall be deemed incorporated herein by reference from the date of filing of such document.

ITEM 13.  EXHIBITS AND REPORTS ON FORM 8-K.

       (a)  Exhibits.


      EXH.
      NO.         DESCRIPTION OF EXHIBITS
      ----        -----------------------
      3.1         Second Restated Certificate of Incorporation of the
                  Registrant.  [Filed as Exhibit 3.1 to the Company's
                  Registration Statement No. 33-80827 (the "Registration
                  Statement") and incorporated herein by reference.]
      3.2         Amended and Restated Bylaws of the Registrant.  [Filed as
                  Exhibit 3.2 to the Registration Statement and incorporated herein by reference.]
      4.1         Specimen Common Stock Certificate.  [Filed as Exhibit 4.1 to
                  the Registration Statement and incorporated herein by reference.]
      4.2         Form of Warrant Agreement and Warrant.  [Filed as Exhibit 4.2
                  to the Registration Statement and incorporated herein by reference.]
      4.3         Form of Representative's Warrant Agreement and Warrant. [Filed
                  as Exhibit 4.3 to the Registration Statement and incorporated herein by reference.]
      4.4         Warrant dated April 30, 1996 issued to ASSI, Inc.  [Filed as
                  Exhibit 4.4 to the Registration Statement and incorporated herein by reference.]
      9.1         Stockholder Voting Agreement, dated as of April 30, 1996,
                  among ASSI, Inc., Vincent J. Bitetti and Eric H. Winston.
                  [Filed as Exhibit 9.1 to the Registration Statement and incorporated herein by reference.]
      9.2         Irrevocable Proxy of Vincent J. Bitetti to ASSI, Inc., dated
                  April 30, 1996.  [Filed as Exhibit 9.2 to the Registration
                  Statement and incorporated herein by reference.]
      9.3         Irrevocable Proxy of Eric H. Winston to ASSI, Inc., dated
                  April 30, 1996.  [Filed as Exhibit 9.3 to the Registration
                  Statement and incorporated herein by reference.]
      9.4         Irrevocable Proxy of ASSI, Inc. to Vincent J. Bitetti, dated
                  April 30, 1996.  [Filed as Exhibit 9.4 to the Registration
                  Statement and incorporated herein by reference.]
      9.5         Irrevocable Proxy and Voting Agreement of Martin Meyer to
                  Vincent J. Bitetti, dated May 4, 1994. [Filed as Exhibit 9.5 to the Registration Statement and incorporated herein by reference.]

      10.1        Second Amended and Restated Employment Agreement of Vincent
                  J. Bitetti dated as of April 30, 1996.  [Filed as Exhibit
                  10.1 to the Registration Statement and incorporated herein by reference.]
      10.2        Second Amended and Restated Employment Agreement of Eric H.
                  Winston dated as of April 30, 1996.  [Filed as Exhibit 10.2 to the Registration Statement and incorporated herein by reference.]
      10.3        Employment Agreement of Ulrich E. Gottschling, as amended.
                  [Filed as Exhibit 10.3 to the Registration Statement and incorporated herein by reference.]
      10.4 Sound Source Interactive, Inc. 1992 Stock Option Plan. [Filed as Exhibit 10.4 to the Registration Statement and incorporated herein by reference.]
      10.5        Sound Source Interactive, Inc. and 1995 Stock Option Plan.
                  Filed herewith.
      10.6 Sales and Distribution Agreement, dated as of June 15, 1995, between the Registrant and Acclaim Distribution, Inc. [Filed as Exhibit 10.13 to the Registration Statement and incorporated herein by reference.]
      10.7 Retail License Agreement, dated June 16, 1994, between Warner Bros. Consumer Products and "Sound Source Interactive," pertaining to the motion picture, "Willy 2." [Filed as
                  Exhibit 10.14 to the Registration Statement and incorporated herein by reference.]
      10.8 Retail License Agreement, dated July 7, 1995, between Warner Bros. Consumer Products and "Sound Source Interactive," pertaining to the television series, "Babylon 5." [Filed as Exhibit 10.15 to the Registration Statement and incorporated herein by reference.]
      10.9 Retail License Agreement, dated June 16, 1994, between Warner Bros. Consumer Products and "Sound Source Interactive," pertaining to the motion picture, "The Secret Garden."
                  [Filed as Exhibit 10.16 to the Registration Statement and incorporated herein by reference.]
      10.10 Retail License Agreement, dated June 16, 1994, between Warner Bros. Consumer Products and "Sound Source Interactive," pertaining to the motion picture, "Black Beauty." [Filed as
                  Exhibit 10.17 to the Registration Statement and incorporated herein by reference.]
      10.11 Merchandising License Agreement, dated March 7, 1995, between Sony Signature, Inc., as agent for Columbia Pictures Industries, Inc., and the Subsidiary, pertaining to the motion picture, "Close Encounters of the Third Kind."
                  [Filed as Exhibit 10.18 to the Registration Statement and incorporated herein by reference.]
      10.12 CD-ROM Development Agreement, dated August 30, 1994, between Fox Electronic Publishing, Inc., doing business as Fox
                  Interactive, and "Sound Source Interactive."   [Filed as
                  Exhibit 10.19 to the Registration Statement and incorporated herein by reference.]
      10.13 (a) Merchandising Licensing Agreement, dated December 5, 1994, between MCA/Universal Merchandising, Inc. and "Sound Source Interactive," pertaining to the motion picture, "The Little Rascals." [Filed as Exhibit 10.20(a) to the Registration Statement and incorporated herein by reference.]
                  (b) Multimedia Rights License, dated June 14, 1995, between The Harry Fox Agency, Inc. and "Sound Source Interactive," pertaining to the motion picture, "The Little Rascals."
                  [Filed as Exhibit 10.20(b) to the Registration Statement and incorporated herein by reference.]
                  (c) Letter of Agreement, dated June 28, 1995, between Roy Shield Music Company and "Sound Source Interactive," pertaining to the motion picture, "The Little Rascals."
                  [Filed as Exhibit 10.20(c) to the Registration Statement and incorporated herein by reference.]

                  (d) Multi Media Rights License, dated July 27, 1995, between MCA, Inc. and "Sound Source Interactive," pertaining to the motion picture, "The Little Rascals." [Filed as Exhibit 10.20(d) to the Registration Statement and incorporated herein by reference.]
      10.14 Merchandising Licensing Agreement, dated March 16, 1995, between MCA/Universal Merchandising, Inc. and "Sound Source Interactive," pertaining to the animated television series, "ExoSquad." [Filed as Exhibit 10.21 to the Registration Statement and incorporated herein by reference.]
      10.15 Merchandising Licensing Agreement, dated August 10, 1995, between MCA/Universal Merchandising, Inc. and "Sound Source Interactive," pertaining to the motion picture, "Babe."
                  [Filed as Exhibit 10.22 to the Registration Statement and incorporated herein by reference.]
      10.16 (a) License Agreement, dated October 1, 1994, between Lucasfilm Ltd. ("LFL") and "Sound Source Interactive," pertaining to AUDIOCLIPS-C- of sound effects, dialogue and movie soundtracks for the motion pictures, "Star Wars,"
                  "The Empire Strikes Back," and "Return of the Jedi."
                  [Filed as Exhibit 10.23(a) to the Registration Statement and incorporated herein by reference.]
                  (b) License Agreement, dated October 1, 1994, between LFL and "Sound Source Interactive," pertaining to VISUALCLIPS-C- of film/video cues for the motion pictures, "Star Wars," "The Empire Strikes Back," and "Return of the Jedi." [Filed as
                  Exhibit 10.23(b) to the Registration Statement and incorporated herein by reference.]
                  (c) Soundtrack License Agreement, dated October 1, 1994, between LFL and "Sound Source Interactive," pertaining to the use of the soundtrack of the "Star Wars Films" (as defined therein). [Filed as Exhibit 10.23(c) to the Registration Statement and incorporated herein by reference.]
                  (d) Film Footage License, dated October 1, 1994, between LFL and "Sound Source Interactive," pertaining to the use of the film footage of the "Star Wars Films" (as defined therein). [Filed as Exhibit 10.23(d) to the Registration Statement and incorporated herein by reference.]
                  (e) Letter of Intent and Star Wars Classic License Agreement, dated September 15, 1995, between LFL and "Sound Source Interactive, Inc.," pertaining to the grant of a license for sales in Canada. [Filed as Exhibit 10.23(e) to the Registration Statement and incorporated herein by reference.]
                  (f) Addendum to the agreement dated October 28, 1992, between Horatio Productions and the Subsidiary, pertaining to the use of preexisting dialogue of the Darth Vader character. [Filed as Exhibit 10.23(f) to the Registration Statement and incorporated herein by reference.]
      10.17 Merchandising License Agreement, dated July 8, 1994, between Viacom Consumer Products, as agent for Paramount Pictures Corporation, and "Sound Source Interactive, Inc.," pertaining to the television series, "Star Trek: The Original Series," the first six motion pictures based thereon and the television series, "Star Trek: The Next Generation." [Filed as Exhibit 10.24 to the Registration Statement and incorporated herein by reference.]
      10.18 (a) License Agreement, dated as of July 10, 1995, between DC Comics and "Sound Source Interactive," pertaining to the animated television series initially entitled "Batman: The Animated Series" and thereafter entitled, "The Adventures of Batman and Robin." [Filed as Exhibit 10.25(a) to the Registration Statement and incorporated herein by reference.]
                  (b) Interactive/Multimedia Adherence Letter, dated
                  November 10, 1995, between the Screen Actors Guild and
                  "Sound Source Interactive," pertaining to the animated television series initially entitled "Batman: The
                  Animated Series" and thereafter
                  entitled, "The Adventures of Batman and Robin." [Filed as
                  Exhibit 10.25(b) to the Registration Statement and incorporated herein by reference.]
      10.19       Licensing Agreement, dated as of June 14, 1994 among
                  CBS Entertainment ("CBS"), Rod Serling Trust and "Sound
                  Source Interactive," pertaining to the television series, "The Twilight Zone." [Filed as Exhibit 10.26 to the Registration Statement and incorporated herein by reference.]
      10.20       Merchandising License Agreement, dated as of October
                  30, 1992, among Carolco Pictures Inc., Carolco
                  International N.V. and "Sound Source Unlimited, Inc.," pertaining to the motion picture, "Total Recall. [Filed as
                  Exhibit 10.27 to the Registration Statement and incorporated herein by reference.]
      10.21       Merchandising License Agreement, dated as of October
                  30, 1992, among Carolco Pictures Inc., Carolco
                  International N.V. and "Sound Source Unlimited, Inc.," pertaining to the motion picture, "Terminator 2:
                  Judgment Day." [Filed as Exhibit 10.28 to the Registration Statement and incorporated herein by reference.]
      10.22 License Agreement, dated as of September 20, 1994, between Palladium Limited Partnership and "Sound Source Interactive," pertaining to the motion picture, "Lassie." [Filed as Exhibit 10.29 to the Registration Statement and incorporated herein by reference.]
      10.23 License Agreement, dated as of September 20, 1994, between Broadway Video Entertainment and "Sound Source Interactive," pertaining to the television series, "Saturday Night Live." [Filed as Exhibit 10.30 to the Registration Statement and incorporated herein by reference.]
      10.24       Merchandising License Agreement, dated as of October
                  12, 1995, between DESILU, TOO, CBS and "Sound Source Interactive," pertaining to the television series, "I
                  Love Lucy." [Filed as Exhibit 10.31 to the Registration Statement and incorporated herein by reference.]
      10.25 Memorandum of Understanding, dated May 26, 1994, between Brian Leader, doing business as Sentient Software, and "Sound Source Interactive, Inc.," pertaining to program development and licensing agreements related to INTERACTIVE MOVIEBOOKS-TM-. [Filed as Exhibit 10.32 to the Registration Statement and incorporated herein by reference.]
      10.26       (a) Royalty Programming Contract, dated July 12,
                  1993, between Rhode Island Soft Systems (""RISS") and the Subsidiary, pertaining to screen saver modules. [Filed as
                  Exhibit 10.33(a) to the Registration Statement and incorporated herein by reference.]
                  (b) Amendment to Royalty Programming Contract, dated
                  September 12, 1994, between RISS and the Subsidiary. [Filed as Exhibit 10.33(b) to the Registration Statement and incorporated herein by reference.]
                  (c) Agreement, dated April 12, 1995, between RISS and
                  "Sound Source Interactive," pertaining to INTERACTIVE MOVIEBOOKS-TM-. [Filed as Exhibit 10.33(c) to the Registration Statement and incorporated herein by reference.]
                  (d) Letter of Intent, dated August 24, 1995, between RISS and "Sound Source Interactive," pertaining to INTERACTIVE MOVIEBOOKS-TM-. [Filed as Exhibit 10.33(d) to the Registration Statement and incorporated herein by reference.]
      10.27       Merchandising License Agreement, dated September 1,
                  1995, between Greytsounds Sound Development and "Sound
                  Source Interactive," pertaining to Registrant's Sound
                  Library. [Filed as Exhibit 10.34 to the Registration Statement and incorporated herein by reference.]
      10.28 Indemnification Agreement, dated as of January 1, 1996, between the Registrant and Vincent J. Bitetti. [Filed as
                  Exhibit 10.35 to the Registration Statement and incorporated herein by reference.]

      10.29       Indemnification Agreement, dated as of January 1,
                  1996, between the Registrant and Eric H. Winston.
                  [Filed as Exhibit 10.36 to the Registration Statement and incorporated herein by reference.]
      10.30       Indemnification Agreement, dated as of January 1,
                  1996, between the Registrant and Ulrich Gottschling.
                  [Filed as Exhibit 10.37 to the Registration Statement and incorporated herein by reference.]
      10.31       Merchandising License Agreement, dated October 24,
                  1995, between MCA/Universal Merchandising, Inc. and
                  "Sound Source Interactive," pertaining to the motion picture, "Dragonheart." [Filed as Exhibit 10.38 to the Registration Statement and incorporated herein by reference.]
      10.32       Merchandising License Agreement, dated January 10,
                  1996, between MCA/Universal Merchandising, Inc. and
                  "Sound Source Interactive," pertaining to the motion pictures, "The Land Before Time" (I, II and III). [Filed as
                  Exhibit 10.39 to the Registration Statement and incorporated herein by reference.]
      10.33       Agreement, dated March 18, 1996, between Musicians'
                  Union and "Sound Source Interactive," pertaining to the use of music from the motion pictures, "The Land Before
                  Time" (I, II and III). [Filed as Exhibit 10.40 to the Registration Statement and incorporated herein by reference.]
      10.34       License Agreement, dated February 27, 1996, between
                  MGM/UA Merchandising, Inc. and Subsidiary, pertaining to the motion picture, "All Dogs Go To Heaven 2." [Filed as
                  Exhibit 10.41 to the Registration Statement and incorporated herein by reference.]
      10.35       Agreement, dated January 4, 1996, between Universal
                  Studios Florida and "Sound Source Interactive," pertaining to the "Universal Studios Florida T2
                  Screensaver Sweepstakes." [Filed as Exhibit 10.42 to the Registration Statement and incorporated herein by reference.]
      10.36       Agreement, dated January 24, 1996, between Warner
                  Bros. Television and "Sound Source Interactive," pertaining to the "Babylon 5 Contest." [Filed as Exhibit
                  10.43 to the Registration Statement and incorporated herein by reference.]
      10.38 Consulting Agreement, dated as of April 30, 1996, between the Company and ASSI, Inc. [Filed as Exhibit 10.45 to the Registration Statement and incorporated herein by reference.]
      10.39 Share Purchase Agreement, dated April 3, 1995, between Eric Winston and Vincent Bitetti. [Filed as Exhibit
                  10.46 to the Registration Statement and incorporated herein by reference.]
      10.40 Distribution Services Agreement, dated June 1, 1996, between the Registrant and Simon & Schuster Interactive Distribution Services. [Filed as Exhibit 10.47 to the Registration Statement and incorporated herein by reference.]
      10.41 Note Purchase Agreement, dated as of May 30, 1996, between the Registrant and ASSI, Inc. [Filed as Exhibit
                  10.48 to the Registration Statement and incorporated herein by reference.]
      10.42 Convertible Promissory Note, dated May 30, 1996, issued by the Company to ASSI, Inc. [Filed as Exhibit 10.49 to the Registration Statement and incorporated herein by reference.]
      10.43       Merchandising License Agreement, dated July 22,
                  1996, between Twentieth Century Fox Licensing and Merchandising, a unit of Fox, Inc., and Sound Source Interactive, Inc., a California corporation pertaining to the motion picture "The Abyss." Filed herewith.
      21.1 Subsidiary of the Registrant. [Filed as Exhibit 21.1 to the Registration Statement and incorporated herein by reference.]
      23.1        Consent of Corbin & Wertz.  Filed herewith.
      27.1        Financial Data Schedule. Filed herewith.

                  (b)  Reports on Form 8-K.

                       None.

                                 SIGNATURES

    In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the issuer has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  September 30, 1996              SOUND SOURCE INTERACTIVE, INC.


                                         By /s/ VINCENT J. BITETTI
                                           ___________________________________
                                           Vincent J. Bitetti, Chairman of the
                                            Board and Chief Executive Officer

    In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.


SIGNATURE                             TITLE                                DATE
---------                             -----                               -----


/s/ VINCENT J. BITETTI
______________________
Vincent J. Bitetti            Chairman of the Board and              September 30, 1996
                              Chief Executive Officer (principal
                              executive officer)


/s/ ERIC H. WINSTON
___________________
Eric H. Winston               President and Chief Operating          September 30, 1996
                              Officer



/s/ ULRICH E. GOTTSCHLING
_________________________
Ulrich E. Gottschling         Chief Financial Officer, Treasurer     September 30, 1996
                              and Secretary (principal financial
                              and accounting officer)


/s/ RONALD W. HART
_______________________
Ronald W. Hart                Director                               September 29, 1996


/s/ MARK A. JAMES
_______________________
Mark A. James                 Director                               September 26, 1996



/s/ ERNEST T. KLINGER
_____________________
Ernest T. Klinger             Director                               September 24, 1996


    No annual report or proxy materials have been sent to security holders. An annual report for the Company's fiscal year ended June 30, 1996 will be forwarded to stockholders.

                    SOUND SOURCE INTERACTIVE, INC. AND SUBSIDIARY

                          CONSOLIDATED FINANCIAL STATEMENTS

                      For The Years Ended June 30, 1995 and 1996

                                         with

                         INDEPENDENT AUDITORS' REPORT THEREON

                             INDEPENDENT AUDITORS' REPORT



Board of Directors
 Sound Source Interactive, Inc.


We have audited the accompanying consolidated balance sheet of Sound Source Interactive, Inc. (a Delaware corporation) and subsidiary (collectively referred to as the "Company") as of June 30, 1996 and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sound Source Interactive, Inc. and subsidiary as of June 30, 1996, and the results of their operations and their cash flows for each of the years in the two-year period then ended in conformity with generally accepted accounting principles.

See Note 1 to the consolidated financial statements regarding the Company's historical losses and distributor relationships.





                                                CORBIN & WERTZ

Irvine, California
September 16, 1996

                    SOUND SOURCE INTERACTIVE, INC. AND SUBSIDIARY

                              CONSOLIDATED BALANCE SHEET

                                    June 30, 1996


                                        ASSETS (Note 4)

Current assets:
  Cash and cash equivalents                                       $    181,985
  Accounts receivable, net of allowance for doubtful
   accounts of $703,421 (Notes 6, 14 and 15)                           912,904
  Inventories, net of valuation allowance of
   $201,499 (Note 2)                                                   262,657
  Prepaid royalties                                                    628,676
  Deferred offering costs (Note 15)                                    620,904
  Prepaid expenses and other                                            15,864
                                                                     ---------
     Total current assets                                            2,622,990

Property and equipment, net of accumulated
 depreciation of $129,954 (Note 3)                                     177,067
Other assets                                                            12,900
                                                                     ---------
                                                                  $  2,812,957
                                                                     =========

                        LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Notes payable (Note 4)                                          $  4,987,500
  Accrued interest (Notes 4 and 5)                                     367,695
  Accounts payable and accrued expenses (Note 8)                       664,736
  Accrued legal fees                                                   347,710
  Accrued compensation and related taxes                                74,901
  Note payable to related party (Note 5)                               500,000
  Accrued royalties                                                    542,804
  Short-term advance (Note 6)                                          400,000
  Deferred revenue (Note 7)                                             84,360
  Current portion of capital lease obligations
   (Note 8)                                                             27,058
                                                                     ---------

     Total current liabilities                                       7,996,964
                                                                     ---------

Capital lease obligations, net of current
 portion (Note 8)                                                       13,811
                                                                     ---------
     Total liabilities                                               8,010,775
                                                                     ---------
Commitments and contingencies (Note 8)

Stockholders' deficit (Notes 4, 5, 9, 10, 11 and 15):
  Common stock, $.001 par value; 20,000,000
   shares authorized; 1,807,824 shares issued
   and outstanding                                                       1,808
  Warrants                                                             263,350
  Additional paid-in capital                                         5,124,576
  Accumulated deficit                                              (10,587,552)
                                                                     ---------
     Total stockholders' deficit                                    (5,197,818)
                                                                     ---------
                                                                  $  2,812,957
                                                                     =========

                  See independent auditors' report and accompanying
                      notes to consolidated financial statements
                                          F-2

                        CONSOLIDATED STATEMENTS OF OPERATIONS

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996

                                                          1995              1996
                                                       -----------      -----------
Revenues (Notes 14 and 15):

  Product sales                                        $ 1,255,230      $ 2,161,351
  Development fees                                         343,250           ---
  Original equipment manufacturing                         479,675           70,895
  Royalties (Note 7)                                        76,771           32,387
                                                       -----------      -----------
     Net revenues                                        2,154,926        2,264,633

Cost of sales                                            1,072,691        1,382,999
                                                       -----------      -----------
     Gross profit                                        1,082,235          881,634
                                                       -----------      -----------
Operating costs and expenses:
  Marketing and sales (Note 8)                             516,886        1,054,602
  Compensation in connection with
   common stock and common stock
   options issued for services
   rendered (Note 11)                                      733,165           ---
  Other general and administrative
   (Note 8)                                              1,009,858        1,530,434
  Reserve for bad debts                                     40,000          663,421
  Research and development (Note 8)                        378,471          717,994
                                                       -----------      -----------
     Total operating costs and expenses                  2,678,380        3,966,451
                                                       -----------      -----------

     Operating loss                                     (1,596,145)      (3,084,817)

Interest income                                             16,994           35,430
Interest expense (Notes 4, 5 and 8)                         (7,045)        (374,175)
Amortization of deferred loan costs
 (Note 4)                                                  ---           (1,035,200)
Other expense, net                                          (3,258)         (14,614)
                                                       -----------      -----------
     Loss before provision for income
      taxes                                             (1,589,454)      (4,473,376)

Provision for income taxes (Note 13)                         1,600            1,600
                                                       -----------      -----------
     Loss from continuing operations                    (1,591,054)      (4,474,976)
                                                       -----------      -----------
Discontinued operations (Note 12):
  Loss from operations of discontinued
   music division                                         (111,106)         ---
  Estimated operating loss and loss on
   disposal of discontinued music
   division during phase-out period                        (32,000)         ---
                                                       -----------      -----------
     Loss from discontinued operations                    (143,106)         ---
                                                       -----------      -----------
     Net loss                                         $ (1,734,160)   $  (4,474,976)
                                                       ===========      ===========
Net loss per common share:
  Loss from continuing operations                    $       (0.85)  $        (2.44)
                                                       ===========      ===========
  Loss from discontinued operations                          (0.08)         ---
                                                       ===========      ===========
  Net loss per common share                          $       (0.93)  $        (2.44)
                                                       ===========      ===========

Weighted average number of common
 shares outstanding                                      1,862,908        1,837,759
                                                       ===========      ===========

                  See independent auditors' report and accompanying
                      notes to consolidated financial statements
                                          F-3

                    SOUND SOURCE INTERACTIVE, INC. AND SUBSIDIARY

                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                        For Each Of The Years In The Two-Year
                              Period Ended June 30, 1996



                                                    COMMON STOCK                   ADDITIONAL
                                                   --------------                    PAID-IN       ACCUMULATED
                                                 SHARES       AMOUNT   WARRANTS      CAPITAL         DEFICIT        TOTAL
                                                --------     -------   --------    ----------      -----------  ------------

Balances, July 1, 1994                          1,753,533    $  1,754  $  ---      $3,685,108    $(4,378,416)   $  (691,554)

Issuance of common stock in connection
 with private offering, net of offering
 costs of $61,759 (Note 9)                         59,238          59                 706,048                       706,107

Shares issued for services performed
 in connection with private offering
 (Note 9)                                          42,227          42                 504,644                       504,686

Offering costs (Note 9)                                                              (504,686)                     (504,686)

Issuance of stock options for services
 (Note 11)                                                                            733,165                       733,165

Issuance of common stock in connection
 with exercise of options (Note 11)                 4,184           4                     246                           250

Net loss                                                                                          (1,734,160)    (1,734,160)
                                               ----------     -------   -------     ---------     ----------    ------------
Balances, June 30, 1995                         1,859,182       1,859     ---       5,124,525     (6,112,576)      (986,192)

Issuance of warrants in connection with
 private offerings (Note 4)                                             263,350                                     263,350

Cancellation of shares in connection with
 settlement (Notes 8 and 9)                       (15,120)        (15)                     15

Cancellation of shares for which the Company
 had not received valid consideration
 (Note 9)                                         (36,238)        (36)                     36

Net loss                                                                                          (4,474,976)    (4,474,976)
                                               ----------     -------   -------     ---------     ----------    ------------
Balances, June 30, 1996                         1,807,824    $  1,808  $263,350    $5,124,576    $(10,587,552)  $ 5,197,818
                                               ==========     =======   =======     =========     ===========    ==========

                  See independent auditors' report and accompanying
                      notes to consolidated financial statements

                        CONSOLIDATED STATEMENTS OF CASH FLOWS

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996



                                                          1995            1996
                                                      ------------     ------------
Cash flows from operating activities:
  Net loss from continuing operations                $  (1,591,054)   $  (4,474,976)
  Adjustments to reconcile net loss
   to net cash used by operating
   activities:
    Depreciation and amortization                           27,541           45,230
    Allowance for sales returns                             (8,732)         (64,250)
    Allowance for bad debt reserve                         (56,566)         663,421
    Allowance for inventories                               ---             201,499
    Common stock and stock options
     issued for services rendered                          733,165            ---
    Changes in operating assets and
     liabilities:
      Accounts receivable                                   66,352       (1,451,247)
      Inventories                                          (99,576)        (313,836)
      Prepaid royalties                                      1,537         (147,264)
      Prepaid expenses and other                            ---             (15,864)
      Accounts payable and accrued
       expenses                                           (206,037)         210,241
      Accrued legal fees                                    80,351          267,359
      Accrued compensation and related
       taxes                                                92,394         (169,138)
      Accrued interest                                      ---             367,695
      Commissions payable                                  114,786         (159,593)
      Accrued royalties                                    (20,697)             291
      Deferred revenue                                      (8,795)          20,360
                                                      ------------     ------------
Net cash used by continuing operations                    (875,331)      (5,020,072)
                                                      ------------     ------------
  Net loss from discontinued operations                   (143,106)           ---
  Reserve for estimated loss on disposal                    32,000            ---
  Depreciation                                               8,878            ---
  Changes in operating assets and
   liabilities of discontinued operations:
    Accounts receivable                                     (2,471)           ---
    Inventories                                              1,351            ---
    Accounts payable and accrued expenses                    3,098            ---
    Accrued royalties                                        3,415            ---
    Commissions payable                                     12,498            ---
                                                      ------------     ------------
Net cash used by discontinued operations                   (84,337)           ---
                                                      ------------     ------------
Cash flows from investing activities of
 continuing operations:
  Purchases of property and equipment                      (38,876)         (90,985)
  Other assets                                              ---              (9,840)
                                                      ------------     ------------
Net cash used in investing activities                      (38,876)        (100,825)

Cash flows from investing activities of
 continued operations -
  Purchases of property and equipment                       (6,665)           ---
                                                      ------------     ------------



Continued

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996

                                                          1995            1996
                                                      ------------     -----------
Cash flows from financing activities:
  Proceeds from issuance of common stock                   684,107          ---
  Proceeds from issuance of warrants                        ---            263,350
  Proceeds from issuance of notes payable                   ---          5,306,700
  Repayments of notes payable                               ---           (319,200)
  Notes payable to officers                                 13,500         (13,500)
  Note payable to related party                             ---            500,000
  Payments on note payable                                 (19,587)
  Deferred offering costs                                   ---           (620,904)
  Payments on capital lease obligations                    (13,678)        (27,294)
  Short-term advance                                       400,000          ---
                                                      ------------     -----------
Net cash provided by financing activities                1,064,342       5,089,152
                                                      ------------     -----------

Net change in cash and cash equivalents                     59,133         (31,745)

Cash and cash equivalents,
 beginning of period                                       154,597         213,730
                                                      ------------     -----------
Cash and cash equivalents,
 end of period                                       $     213,730    $    181,985
                                                      ============     ===========
Supplemental disclosure of cash flow
 information -
  Cash paid during the year for:
    Interest                                         $       9,742    $      6,480
                                                      ============     ===========
    Income taxes                                     $       1,600    $      1,600
                                                      ============     ===========



See the accompanying notes to consolidated financial statements for supplemental disclosure of noncash investing and financing activities.





                  See independent auditors' report and accompanying
                      notes to consolidated financial statements

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Sound Source Interactive, Inc., (a California corporation) was incorporated on March 8, 1990, under the name Sound Source Unlimited, Inc. ("SSI-California"). On May 16, 1994, SSI-California consummated a stock-for-stock exchange with Basic Science Associates, Inc. ("BSA"), a publicly-held Delaware corporation. As part of the exchange, BSA issued 1,474,232 shares of its common stock and 1,000,000 shares of its Series A preferred stock (see Note 10) in exchange for all of the outstanding shares of SSI-California. The exchange has been accounted as a reverse acquisition because stockholders of SSI-California maintained control of the surviving entity, BSA. Accordingly, for financial reporting purposes, the shares issued by BSA are considered outstanding since the date of incorporation of SSI-California, and the 99,992 shares of common stock retained by the stockholders of BSA are reflected as consideration issued to consummate the stock-for-stock exchange. No value was ascribed to the shares of common stock retained by the stockholders of BSA since as of the date of the exchange, BSA had nominal assets and stockholders' equity and was an inactive company. Concurrent with the stock-for-stock exchange, BSA changed its name to Sound Source Interactive, Inc. (a Delaware corporation) ("SSI-Delaware").

SSI-Delaware, through its wholly-owned subsidiary,
SSI-California (collectively called the "Company"), is in the business of developing, publishing and distributing entertainment software, specializing in interactive educational software, entertainment computer software utilities and sound clips for customers primarily in North America.

HIHSTORICAL LOSSES AND DISTRIBUTOR RELATIONSHIPS

As shown in the accompanying consolidated financial statements, the Company has incurred net losses of $1,734,160 and $4,474,976 for the years ended June 30, 1995 and 1996, respectively. The Company has not historically generated sufficient cash flows to fund operations due in part to its problems with its major distributor, Acclaim Entertainment, Inc. ("Acclaim") (see Notes 14 and 15). The Company has entered into a new distributor agreement effective June 1, 1996 (see Note
14). The success of this new relationship is, to date, unproven. The Company has had to rely on debt and equity financings to fund operations. The Company effected an initial public offering on July 1, 1996 and raised proceeds to repay certain of its debt and to fund its working capital requirements (see Note 15). The future success of the Company is largely dependent upon its new distributor relationship and the Company's ability to generate revenues sufficient to fund operations.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the SSI-Delaware and its wholly-owned subsidiary SSI-California. All significant intercompany transactions and balances have been eliminated in consolidation.


Continued

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

DISCONTINUED OPERATIONS

In July 1995, the Company approved a formal plan to license the rights to its music division (which developed and sold sound patches for electronic keyboards and synthesizers) and sold the related inventory and property and equipment to an unrelated third party (see Note 12). Accordingly, the Company has classified such as discontinued operations in the accompanying consolidated financial statements for both years presented.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods reported. Actual results could materially differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The consolidated financial statements contain financial instruments whereby the fair value of the financial instruments could be different than those recorded on a historical basis in the accompanying consolidated financial statements. The Company's financial instruments consist of cash and cash equivalents, accounts receivable, notes payable, accounts payable, note payable to related party and short-term advance. The carrying amounts of the Company's financial instruments approximated their fair values at June 30, 1996.

CONCENTRATION OF CREDIT RISK

The Company at times maintains cash balances at certain financial institutions in excess of the federally insured deposits.

The Company performs periodic credit evaluations of its customers and maintains allowances for potential credit losses and returns. The Company estimates credit losses and returns based on management's evaluation of historical experience and current industry trends. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts. The Company is subject to rapid changes in technology and shifts in consumer demand which could result in product returns which differ from estimates.

As of June 30, 1996, reserves for credit losses totalled $703,421. Reserves for sales returns were not deemed necessary by management of the Company. Such reserves relate solely to Acclaim (see Notes 6, 14 and 15).

One customer accounted for 18% of consolidated total revenues for the year ended June 30, 1995. Acclaim accounted for 83% of consolidated total revenues for the year ended June 30, 1996. The Company's accounts receivable at June 30, 1996 are primarily from Acclaim (see Notes 6, 14 and
15).

No one company accounted for more than 10% of consolidated purchases for the year ended June 30, 1995. The Company purchased certain products from two companies, which accounted for approximately 49% and 37%, respectively, of consolidated purchases for the year ending June 30, 1996. Accounts payable to two companies accounted for 11% and 11%, respectively, of consolidated accounts payable as of June 30, 1996.


Continued

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

RISKS AND UNCERTAINTIES

TECHNOLOGICAL OBSOLESCENCE

The entertainment software industry is characterized by rapid technological advancement and change. Should demand for the Company's products prove to be significantly less than anticipated, the ultimate realizable value of such products could be substantially less than the amount shown in the consolidated balance sheet. Included in the accompanying consolidated balance sheet is inventories at a carrying value of $262,657 as of June 30, 1996, which represents management's estimate of its net realizable value. Such value is based on forecasts for sales of such inventories.

LICENSES

The Company's products are based upon the licensed content of major motion pictures and television shows and/or development agreements with major entertainment studios. All of such license and development agreements to which the Company currently is a party are for fixed terms which will expire over the next one to five years. Although no licensor is required to extend any license, the Company anticipates that the licensor under each agreement will extend its terms, provided that the Company is in compliance with all requirements of each license, including most significantly that the Company has satisfied the applicable minimum royalty guarantees. In the event that any licensor fails to renew its license agreement, then the subject license will terminate and the Company will no longer be entitled to sell the licensed product. The loss of one or more of the licenses could have a material adverse effect on the Company's revenues and operating results. There can be no assurance that the Company will satisfy its performance obligations under any license or development agreement or, that even if such requirements are satisfied, all material licenses will be
renewed.   Generally, the terms of a license agreement state that, upon any bankruptcy or liquidation of the Company, licensing rights revert to the license holder.

DISTRIBUTION

As discussed in Note 14, the Company entered into a distribution agreement which is exclusive except for sales in the direct-to-the-customer programs, as defined. The term of the agreement is for two years. The Company will be substantially dependent upon such distributor for the marketing and selling of its products throughout North America during the term of this agreement. The distributor, however, will not be obligated to sell any specified minimum quantity of the Company's products. There can be no assurance as to the volume of product sales that may be achieved by the distributor. Because the Company's rights to market and sell its products are limited, the Company's ability to realize cash flow necessary to fund its ongoing operations and to achieve profitability will be largely dependent upon the success of the distributor in marketing and selling the Company's products.

SEASONALITY

Traditionally, the consumer software business has been seasonal.
Typically, net revenues are highest during the fourth calendar quarter and decline sequentially in the first three calendar quarters. The seasonal pattern is due primarily to the increased demand for consumer software during the holiday season. The Company expects its net sales and operating results to reflect such seasonality.


Continued

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a remaining maturity of 90 days or less when purchased to be cash equivalents.

INVENTORIES

Inventories, which consist primarily of software media, manuals and related packaging materials, are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the related assets, generally ranging from five to seven years. Repairs and maintenance are charged to expense as incurred; replacements and betterments are capitalized.

Depreciation expense related to continuing operations totalled $27,541 and $45,230 for the years ended June 30, 1995 and 1996, respectively and is included in other general and administrative expense in the accompanying consolidated statements of operations.

DEFERRED OFFERING COSTS

Deferred offering costs represent costs associated with the Company's Initial Public Offering ("IPO"). Deferred offering costs will be recorded as a reduction of proceeds upon completion of the IPO (see Note 15).

REVENUE RECOGNITION

Direct-to-the-customer sales are recognized at the time the products are shipped, in accordance with the provisions of Statement of Position 91-1, "SOFTWARE REVENUE RECOGNITION". While the Company has no obligations to perform future services subsequent to shipment, the Company provides telephone customer support as an accommodation to purchasers of its products for a limited time. Costs associated with this effort are expensed as incurred and charged to cost of sales in the accompanying consolidated statements of operations.

Through June 30, 1996, the Company recognized revenue, net of distribution fees, for product shipped to Acclaim on the date that Acclaim purchased such product and shipped it to their customers. Acclaim is obligated to pay the Company on the earlier of the month following the date of receipt of payment by it or 120 days following the end of the month that the product was shipped. The Company is responsible for product returns through June 30, 1996, and records a reserve for returns based on management's evaluation of historical experience and current industry trends, as discussed above (see Notes 6, 14 and 15).

Continued

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

ROYALTIES

The Company enters into license agreements with movie studios, actors and sound developers for recognizable movie and television properties which require the Company to pay royalties to such movie studios, actors and sound developers. The license agreements generally require the Company to pay a percentage of sales of the products but no less than a specified amount (the minimum guaranteed royalty). The Company records the minimum guaranteed royalty as a liability and a related asset at the time the agreement is consummated. The liability is extinguished as payments are made to the license holders and the asset is amortized on a straight-line basis over the expected number of units to be sold. Royalty liabilities are recognized upon the sale of the related product. Royalty liabilities in excess of the minimum guaranteed amount are recorded when such amounts are earned by the license holders. Royalties for the years ended June 30, 1995 and 1996 amounted to $325,981 and $535,065, respectively, and are included in cost of sales on the accompanying consolidated statements of operations.

The Company assesses the recoverability of royalty assets by determining whether the amortization of the minimum guarantee will be recovered through anticipated sales on a per unit basis. Any amounts not expected to be recovered are charged to operations in the period assessed by management. For the years ended June 30, 1995 and 1996, management made such an assessment and charged $66,559 and $99,798, respectively, to cost of sales on the accompanying consolidated statements of operations.

SOFTWARE DEVELOPMENT COSTS

In accordance with Statement of Financial Accounting Standards No. 86, "ACCOUNTING FOR THE COST OF CAPITALIZED SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED," ("SFAS No. 86"), the Company examines its software development costs after technological feasibility has been established to determine if capitalization is required. Through June 30, 1996, all software development costs have been expensed.

INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "ACCOUNTING FOR INCOMES TAXES" ("SFAS No. 109"), which requires that deferred income taxes be recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting basis at rates based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Current income tax expense represents the tax payable for the period. The deferred income tax expense (benefit) represents the change during the period in the balance of deferred taxes (see Note 13).

STOCK SPLIT

In September, 1995, the Company effectuated a 1-for-5.976 reverse stock split of issued and outstanding common shares and common shares reserved for options in connection with the August 1995 private placement (see Note
4). The accompanying consolidated financial statements have been adjusted to reflect the reverse stock split for all periods presented.


Continued

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

NET LOSS PER COMMON SHARE

Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and common stock equivalents outstanding during the respective period. Common stock equivalents include shares issuable upon the exercise of the Company's stock options. For the years ended June 30, 1995 and 1996, common stock equivalents were excluded from the computation of loss per common share because the effect of including such in the computation would have been anti-dilutive (see Notes 4, 5, 11 and 15), except as discussed below.

Pursuant to Securities and Exchange Commission Staff Bulletin No. 83, common shares issued for consideration below an assumed initial public offering price ($4.00 per share) and stock options granted (see Note 11) with exercise prices below the IPO price during the twelve-month period preceding the date of the filing of the Registration Statement have been included in the calculation of common share equivalents, using the treasury stock method, as if they were outstanding for all periods presented, including loss years where the impact is anti-dilutive.

The only securities issued within twelve months of the Registration Statement which effect the computation of the weighted average common shares are vested options to purchase 100,000 shares granted at $3.40 per share (see Note 11).

The computations of the weighted average common shares and equivalents outstanding follows:

                                                     1995              1996
                                                  ----------        ----------
Weighted average common shares
 outstanding during the period                     1,847,908         1,822,759

Incremental shares assumed to be
 outstanding related to stock
 options granted                                      15,000            15,000
                                                  ----------        ----------
Weighted average common shares and
 equivalents outstanding                           1,862,908         1,837,759
                                                  ==========        ==========


RECLASSIFICATIONS

Certain reclassifications have been made to the 1995 amounts to conform with the 1996 presentation.

NOTE 2 - INVENTORIES

Inventories consisted of the following as of June 30, 1996:


Finished goods                                $    159,151
Raw materials (components)                         103,506
                                                ----------
                                              $    262,657
                                                ==========


Continued

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of June 30, 1996:

Studio computers and equipment                $    246,107
Office furniture and equipment                      60,914
                                                ----------
                                                   307,021
Less accumulated depreciation                     (129,954)
                                                ----------
                                              $    177,067
                                                ==========

As of June 30, 1996, the Company had a total cost of $86,723 of assets under capital leases (see Note 8).

NOTE 4 - NOTES PAYABLE

1995 BRIDGE FINANCING

During June through August 1995, the Company offered up to $700,000 of Units (the "1995 Bridge Financing"), each consisting of $9,975 in principal amount of the Company's 10% Secured Promissory Notes (the "Bridge Notes") and warrants to purchase 586 shares of the Company's common stock (the "Bridge Warrants"). Pursuant to this offering, the Company sold 32 Units for net proceeds to the Company of $278,400, net of costs of $41,600.
 A total of 18,747 Bridge Warrants were issued in connection therewith.
The dealer/manager received 20,918 Bridge Warrants for $50 as partial consideration for services in connection with this offering. Upon completion of the IPO the Bridge Warrants were automatically converted into Redeemable Warrants (see Note 15).

The principal and accrued interest on the Bridge Notes was due and payable in full on August 15, 1995. The Company did not repay the Bridge Notes upon their maturity. During the pendency of any such default, the Bridge Note holders were entitled to receive a penalty of two percent per month in addition to the interest otherwise payable on the Bridge Notes. These notes, plus accrued interest, were repaid in full during September 1995 in connection with the 1995 Private Placement, discussed below.

1995 PRIVATE PLACEMENT

In August 1995, the Company engaged two dealer/managers to assist in a private placement (the "1995 Private Placement") to sell a minimum of $1,000,000 of Units to a maximum of $5,000,000 of Units, each consisting of $95,000 in principal amount of the Company's 10% Secured Promissory Notes (the "Private Notes") due on the earlier of September 1, 1996 or the completion by the Company of an IPO, and 100,000 warrants (the "Private Warrants") to purchase one share of the Company's common stock. A total of 5,250,000 Private Warrants were issued in connection therewith (see below).
 As of June 30, 1996, the Company had sold 52.5 units for net proceeds of $4,256,400, of which $262,500 represents the Private Warrants, net of costs of $993,600. Included in accrued interest on the accompanying consolidated balance sheet as of June 30, 1996 is accrued interest of $364,188 related to this private placement. In connection with this offering, the Company issued 400,000 Private Warrants as partial consideration for services provided by a dealer/manager (see below).

The obligations of the Company under the Private Notes were secured by a security interest in all the assets of the Company, including a pledge of all of the issued and outstanding capital stock of its Subsidiary. A portion of the net proceeds of this private placement were utilized to retire all of the outstanding indebtedness of the 1995 Bridge Financing, discussed above. The Private Notes plus accrued interest, were repaid in full during July 1996 in connection with the Company's IPO (see Note 15).


Continued

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996


NOTE 4 - NOTES PAYABLE, CONTINUED

Upon completion of the IPO, the Private Warrants were converted into Redeemable Warrants (see Note 15).

NOTE 5 - RELATED PARTY TRANSACTIONS

PRIOR NOTES PAYABLE

During the year ended June 30, 1995, the Company repaid a note due to a stockholder amounting to $19,587. The Company also repaid a $22,000 note in 1995 due to an affiliate of a stockholder through issuance of shares. During 1996, the Company repaid $13,500 of short-term non-interest bearing advances to certain officers of the Company.

NOTE PAYABLE TO RELATED PARTY

On May 30, 1996, ASSI, Inc., a shareholder, loaned the Company $500,000 (the "ASSI Convertible Loan"). The ASSI Convertible Loan bore interest at 8% per annum and principal and accrued interest was due on the earlier of September 1, 1996 or the completion of the Company's IPO. Upon the closing of the Company's IPO, ASSI, Inc. had the option to convert all or part of the ASSI Convertible Loan plus accrued interest into warrants to purchase common stock at a conversion price of $.25 per warrant (the "ASSI Loan Warrants").

On July 7, 1996, in connection with the Company's IPO, ASSI, Inc. exercised the conversion option to convert this note, plus accrued interest, into warrants to purchase common stock at the conversion price of $.25 per warrant. The ASSI Loan Warrants have the same terms as the Redeemable Warrants except as discussed below (see Note 15).

ASSI WARRANTS

On April 30, 1996, in consideration of certain financial and personnel consulting service provided to the Company in 1996, including advising the Company regarding capital raising alternatives and executive recruiting, the Company has entered into an agreement to issue to ASSI, Inc. warrants to purchase 2,000,000 shares of common stock at an exercise price of $4.40 per share (the "ASSI Warrants"). The terms of the ASSI Warrants and the ASSI Loan Warrants are identical to those of the Redeemable Warrants issued in connection with the IPO (see Note 15), except that they will become exercisable October 1, 1996, they will not be mandatorily redeemable by the Company and they will be subject to separate registration rights, including one demand registration right and unlimited piggyback registration rights for as long as they are held by ASSI, Inc. or one of its affiliates. Upon a transfer of the ASSI Warrants or ASSI Loan Warrants to any nonaffiliate of ASSI, Inc., the terms of such transferred ASSI Warrants and ASSI Loan Warrants will become identical to those of the Redeemable Warrants. The demand registration rights will expire on August 31, 2001. Until and unless exercised, the holders of the ASSI Warrants and ASSI Loan Warrants will have no voting, dividend or other rights as shareholders of the Company.

NOTE 6 - SHORT-TERM ADVANCE

In June 1995, the Company entered into a five-year sales and distribution agreement (the "Agreement") with a subsidiary of Acclaim, a distributor of entertainment software. Under the terms of the Agreement, Acclaim was responsible for the distribution of the Company's products on a world-wide basis to retail accounts. The Company retained the rights to certain direct distribution, such as direct mail and infomercials.


Continued

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996


NOTE 6 - SHORT-TERM ADVANCE, CONTINUED

In conjunction with the signing of the Agreement, the Company received a non-interest bearing advance from Acclaim in the amount of $400,000. The advance was due in twelve monthly installments of $33,333 each, commencing no later than 90 days subsequent to first billing by the Company. The installments were to be deducted from amounts due the Company from Acclaim related to product sales.

Effective April 1, 1996, such Agreement was terminated. In connection therewith, the advance was deducted from the final amounts due the Company, as reported by Acclaim (see Notes 14 and 15).

NOTE 7 - DEFERRED REVENUE

In August 1994, the Company entered into a contract to develop computer software for Fox Interactive, a division of Fox, Inc. In exchange, the Company received nonrefundable advances based upon the attainment of certain milestones. The Company recognizes these advances into revenues based upon the percentage of completion method. As of June 30, 1996, the Company had received $24,000 of advances in excess of earnings and has therefore recorded such amount as deferred revenue in the accompanying consolidated balance sheet.

The Company has entered into various agreements with computer manufacturers to sell and distribute certain of the Company's products. In exchange, the Company receives royalties and advances against expected royalties. As of June 30, 1996, the Company received $48,360 of advances in excess of royalties earned. As of June 30, 1996, the Company received $12,000 of advance royalties in connection with the licensing of the music division (see Note 12). Accordingly, the Company has recorded such amounts as deferred revenues on the accompanying June 30, 1996 consolidated balance sheet.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

EMPLOYMENT CONTRACTS

The Company has entered into employment contracts with five of its employees, including three officers, which expire on various dates through September 1998 and provide for certain expense allowances.

In April 1996, effective March 31, 1996, the Company modified the employment contracts of two officers. Such modifications reduced the annual base compensation by a specified amount. Upon the Company achieving specified sales levels, the annual base compensation is increased by the amount of the specified reduction. The Company also modified the employment contract of a third officer in March 1996 to change the number and vesting period of options previously granted and to grant additional options (see Note 11).

Future minimum base salaries, by year and in the aggregate, after giving effect to the modification of two of the contracts, consist of the following as of June 30, 1996:

               Years Ending
                June 30,
               -----------
                  1997                          $   508,625
                  1998                              332,083
                  1999                               62,500
                                                 ----------
                                                $   903,208
                                                 ==========

Continued
                                         F-15

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996


NOTE 8 - COMMITMENTS AND CONTINGENCIES, CONTINUED

Certain of the employment contracts provided for commissions based on net revenues. Commissions under employment contracts for the years ended June 30, 1995 and 1996, related to continuing operations amounted to $132,078 and $66,067, respectively, and are included in marketing and sales costs in the accompanying consolidated statements of operations. As of June 30, 1996, all such amounts have been paid. Effective November 1995, commissions are no longer paid under any of the employment contracts.

OPERATING LEASES

The Company leases its facilities and certain equipment under noncancelable operating leases which expire at various dates through February 1997.

The facility lease expense is being recognized on a straight-line basis over the term of the related lease. The excess of the expense recognized over the cost paid is included in accounts payable and accrued expenses in the accompanying consolidated balance sheet.

Future minimum lease payments as of June 30, 1996, due through June 30, 1997 under such leases total $56,273.

Rent expense under operating lease agreements totalled $94,006 and $89,192 for the years ended June 30, 1995 and 1996, respectively, and is included in other general and administrative expenses on the accompanying consolidated statements of operations.

CAPITAL LEASES

The Company leases certain equipment and computers under capital lease obligations with interest rates ranging from 14.19% to 35.08% per annum. Aggregate monthly principal and interest payments total $3,306 as of June 30, 1996.

Future minimum lease payments, by year and in the aggregate, under capital leases for equipment and computers with initial or remaining terms of one year or more, consist of the following as of June 30, 1996:


        YEARS ENDING
          JUNE 30,
        ------------

            1997                                 $    31,438
            1998                                      14,068
            1999                                       4,196
                                                  ----------
                                                      49,702

            Less amount representing interest         (8,833)
                                                  ----------

            Present value of net minimum lease
              payments                                40,869

            Less current portion                     (27,058)
                                                  ----------
                                                 $    13,811
                                                  ==========


Interest expense under capital lease obligations amounted to $7,045 and $10,500 for the years ended June 30, 1995 and 1996, respectively.


Continued
                                         F-16

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996


NOTE 8 - COMMITMENTS AND CONTINGENCIES, CONTINUED

CONSULTING AGREEMENT

On October 16, 1995, the Company entered into a one year binding letter of intent with a consultant whereby for consulting services the Company would pay a minimum $39,000 per year plus royalties up to 3%, as defined, on products as specified. Through June 30, 1996, the Company paid a total of $73,340 under this agreement. During the year ended June 30, 1996, $39,581 is included in marketing and sales expense and $33,759 is included in cost of sales on the accompanying consolidated statements of operations.

DEVELOPMENT CONTRACTS

Periodically, the Company enters into certain agreements with software developers whereby for specified development services, the Company will pay a fixed fee and/or a percentage of sales of the product developed. As of June 30, 1996, the Company was party to two such contracts. No amounts were paid under such agreements during the year ended June 30, 1995. For the year ended June 30, 1996, the Company paid a total of $146,416 under such agreements. Of such amounts, $113,125 is included in research and development and $33,291 is included in cost of sales in the accompanying consolidated statements of operations.

LITIGATION

In July 1995, a stockholder of the Company filed a complaint in the United States District Court for the District of Washington, naming, among others, the Company and its subsidiary, and Bentley Richards Investments (the "Placement Agent") claiming federal and state securities violations, breach of contract, and negligent misrepresentation related to the 1994 Private Placement (see Note 9). The complaint sought rescission of all monies paid to the Company and unspecified amounts of punitive damages, attorney's fees and costs, prejudgment and postjudgment interest and cost of suit.

In September 1995, the stockholder entered into a settlement agreement whereby the stockholder dismissed all defendants, including the Company and its subsidiary, upon delivery of certain shares of the Company's common stock owned by the Placement Agent and its affiliates. A portion of these shares have been distributed to the 1994 Private Placement holders and the balance has been canceled (see Note 9). Pursuant to the settlement, the Placement Agent's options also were canceled. The Company was not required to pay any consideration as a part of the settlement. The Company has been dismissed with prejudice from the complaint.

In August 1996, the Company and certain officers were named in a suit filed by a former officer of the Company with the Superior Court of California, East County District. The former officer alleges breach of an employment contract and is seeking monetary restitution and punitive damages in an unspecified amount. Management of the Company believes such claim has no merit. No provision for loss has been made to the accompanying consolidated financial statements for any loss which may arise from the result of this matter.

Continued

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996


NOTE 9 - COMMON STOCK

During the fiscal year 1994, the Company engaged an agent (the "Placement Agent") to sell a private placement of up to 125,502 shares of its common stock at $13.00 per share (the "1994 Private Placement"). Through June 30, 1994, the Company issued 55,639 shares of its common stock for $665,000 in cash, net of offering costs of $58,312.

During the fiscal year 1995, the Company issued an additional 59,238 shares of its common stock in exchange for $706,107 in cash, net of costs of $61,759.

In accordance with the terms of the 1994 Private Placement, the Company agreed to compensate the Placement Agent with up to 81,997 shares of its common stock and an option to purchase up to 60,241 shares of its common stock at a price equal to the closing bid price of the common stock on the first day of trading following the stock-for-stock exchange (see Note 1). For the years ended June 30, 1994 and 1995, the Placement Agent earned 39,770 and 42,227 shares valued at $475,315 and $504,686, respectively.

During September 1995, the Placement Agent notified the Company that all shares held by the Placement Agent or its affiliates, or held in escrow for the benefit of the Placement Agent or its affiliates, representing and aggregate of 108,769 shares of the Company's common stock, will be distributed to the holders of the 1994 Private Placement shares. In addition, 15,120 shares were returned to the Company for retirement (see
Note 8).

CANCELLATION OF SHARES

In fiscal 1996, it has been determined by the Company that 36,238 shares of common stock were improperly issued in 1992 due to the fact no consideration was received. Accordingly, such common shares were canceled effective June 30, 1996.

STOCKHOLDER PRIVATE PLACEMENT

Concurrent with the 1995 Private Placement (see Note 4), the Company's major stockholder conducted a private placement of up to 200,000 shares of common stock, held by such stockholder, at a purchase price of $5.00 per share. Through June 30, 1996, the stockholder had sold 107,500 shares of common stock. On July 1, 1996 in connection with the Company's IPO, such shares of common stock purchased in this private placement were registered with the Securities and Exchange Commission (see Note 15).

NOTE 10 - SERIES A PREFERRED STOCK

In connection with the Company's reverse acquisition of BSA (see Note 1) on May 16, 1994, the Company issued to its major stockholder 1,000,000 shares of Series A preferred stock, par value of $.001. The Series A preferred stockholder was entitled to vote as a single class with the holders of the Company's common stock on all matters coming before the Company's stockholders for a vote. The holder of the Series A preferred stock was entitled to ten votes per share whereas the holders of common stock are entitled to only one vote per share. The holder was entitled to a liquidation preference of $.001 per share, provided the holder would not share any liquidating distribution except to the extent of such preference.
 The Company did not ascribe any value to the preferred shares.


Continued

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996


NOTE 10 - SERIES A PREFERRED STOCK, CONTINUED

Prior to June 30, 1994, the 1,000,000 shares of Series A preferred stock were converted into 83,669 shares of the Company's common stock with an ascribed value of $645,000.

In fiscal 1996, the Company amended its articles of incorporation and deleted the authorization to issue Series A preferred stock.

NOTE 11 - STOCK OPTIONS

THE 1992 STOCK OPTION PLAN

The Company adopted the 1992 Stock Option Plan (the "1992 Plan") in May, 1992, authorizing the issuance of up to 2,000,000 shares of common stock to employees, officers and directors and to employees of companies who do business with the Company.

Any shares which are subject to an award but are not used because the terms and conditions of the award are not met, or any shares which are used by participants to pay all or part of the purchase price of any option may again be used for awards under the Plan. However, shares with respect to which a stock appreciation right (see below) has been exercised may not again be made subject to an award.

At the discretion of a committee comprised of directors, officers and key employees of the Company and its subsidiaries or employees of companies with which the Company does business may become participants in the Plan upon receiving grants in the form of stock options or restricted stock.

Stock options may be granted as non-qualified stock options or incentive stock options, upon stockholder approval as defined, but incentive stock options may not be granted at a price less than 100% of the fair market value of the stock as of the date of grant (110% as to any 10% stockholder at the time of grant); non-qualified stock options may not be granted at a price not less than 85% of fair market value of the stock as of the date of grant. Restricted stock may not be granted under the Plan in connection with incentive stock options.

Stock options granted under the 1992 Plan may include the right to acquire an Accelerated Ownership Non-Qualified Stock Option ("AO"). All options granted to date have included the AO feature. If an option grant contains the AO feature and if a participant pays all or part of the purchase price of the option with shares of the Company's common stock, then upon exercise of the option the participant is granted an AO to purchase, at the fair market value as of the date of the AO grant, the number of shares of common stock of the Company equal to the sum of the number of whole shares used by the participant in payment of the purchase price and the number of whole shares, if any, withheld by the Company as payment for withholding taxes. An AO may be exercised between the date of grant and the date of expiration, which will be the same as the date of expiration of the option to which the AO is related.

Stock appreciation rights and/or restricted stock may be granted in conjunction with, or may be unrelated to stock options. A stock appreciation right entitles a participant to receive a payment, in cash or common stock or a combination thereof, in an amount equal to the excess of fair market value of the stock at the time of exercise over the fair market value of the date of grant. Stock appreciation rights may be exercised during a period of time fixed by the Committee.


Continued

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996


NOTE 11 - STOCK OPTIONS, CONTINUED

Restricted stock requires the recipient to continue in service as an officer, director, employee or consultant for a fixed period of time for ownership of the shares to vest. If restricted shares or stock appreciation rights are issued in tandem with options, the restricted stock or stock appreciation right is canceled upon exercise of the option and the option will likewise terminate upon vesting of the restricted shares.

On April 6, 1994, the Company issued a non-qualified stock option outside of the Plan to an officer of the Company to purchase an aggregate of 251,004 shares of the Company's common stock for $.06 per share and subsequently in fiscal 1994 an option was granted to the officer to purchase 41,834 shares of the Company's common stock for $.06 per share. All stock options issued to the officer were immediately vested and are exercisable for a period of up to four years after termination of employment from the Company. During the year ended June 30, 1995, a portion of the difference between the fair market value of the common stock underlying the options at the date of grant and the exercise price was included in operating costs and expenses in the accompanying consolidated statement of operations.

On April 6, 1994, the Company issued options to purchase 199,130 shares of the Company's common stock at $.06 per share to employees of the Company and to certain consultants. During the year ended June 30, 1995, a portion of the difference between the fair market value of the common stock underlying the options at the date of grant and the exercise price was included in operating costs and expenses in the accompanying consolidated statement of operations. These options had an original vesting period of four years. In September 1995, the Company modified the vesting period to 50% vested on the first year anniversary from the date of grant, 25% on the third year anniversary and 25% on the fourth year anniversary from the date of grant.

For the year ended June 30, 1995, an aggregate of $733,165 was charged to operating costs and expenses for the options vested during the year, as discussed in the preceding two paragraphs.

On September 5, 1995, in connection with the resignation of an officer of the Company, 12,550 options were canceled in accordance with the 1992 Plan and the officer's employment contract. In connection with the resignation of such officer, 4,184 options were exercised effective June 30, 1995.

On October 9, 1995, the Company granted 100,000 options to an employee/officer with an exercise price of $5.00, the fair market value of the common stock as determined by the Company. The options vested immediately and expire 10 years from the date of grant. On March 31, 1996, the employee/officer agreed to the termination of his existing 100,000 share option in consideration for the Company's agreement to grant to him a new 200,000 share option pursuant to the 1992 Plan. Such option will be vested and exercisable upon the date of its grant as to 100,000 shares at a purchase price of $3.40 per share, and will become vested and exercisable as to 100,000 shares ratably between June 30, 1996 and September 30, 1997 at a purchase price of $4.00 per share. The employee/officer's employment agreement further provides that following the voluntary or involuntary termination of his employment by the Company, the employee/officer is entitled to a single demand registration right with respect to the common stock held by or issuable to him pursuant to his option agreement.

On September 22, 1995, the Board of Directors resolved that no additional shares shall be issued under the 1992 Plan, with the exception of the options discussed in the preceding paragraph.


Continued

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996


NOTE 11 - STOCK OPTIONS, CONTINUED

THE 1995 STOCK OPTION PLAN

On October 9, 1995, the Company adopted the 1995 stock option plan (the "1995 Plan") effective November 1, 1995. On May 15, 1996, the Company adopted the Company's restated 1995 stock option plan whereby the Company can grant up to 500,000 options for shares of the Company's common stock.

Options under the 1995 Plan may be granted in the form of incentive stock options as provided in section 422 of the Internal Revenue Code, as amended, or in the form of non-qualified stock options (the "Options"). The 1995 Plan terminates October 31, 2005 and shall be administered by a committee appointed by the Board of Directors of the Company.

Incentive stock options shall be limited to persons who are employees of the Company and may not be granted at a price less than 100% of the fair value of the stock as of the date of grant (110% as to any 10% stockholder at the time of grant).

The term of each Option shall not be more than 10 years from the date of grant (5 years for any 10% stockholder). Vesting of the Options is determinable by the Committee on a case-by-case basis and the Options are not exercisable unless the holder is currently employed with the Company. Upon termination of an employee, the holder has 30 days to exercise any Options held.

On July 2, 1996, the Company granted options to purchase 13,610 shares of the Company's common stock at $4.00 per share to employees of the Company (see Note 15).

The following table summarizes option transactions during the years ended June 30, 1995 and 1996 under both of the aforementioned plans:


                                                  NUMBER             PRICE
                                                 OF SHARES         PER SHARE
                                                 ---------        ------------
Balances at July 1, 1994                             491,968       $0.06
     Granted                                           --            --
     Exercised                                        (4,184)      $0.06
     Canceled                                        (12,550)      $0.06
                                                  ----------       -----------

Balances at June 30, 1995                            475,234       $0.06
     Granted                                         300,000       $3.40-$5.00
     Exercised                                         --            --
     Canceled                                       (100,000)      $5.00
                                                  ----------       -----------

Balances at June 30, 1996                            675,234       $0.06-$4.00
                                                  ==========       ===========

Vested as of June 30, 1996                           500,703
                                                  ==========

The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 123, "ACCOUNTING FOR STOCK BASED COMPENSATION" ("Statement No. 123"). Statement No. 123 is primarily a disclosure standard for the Company because the Company will continue to account for employee stock options under Accounting Principles Board Opinion No. 25. The disclosure requirements for the Company required by Statement No. 123 will be effective for financial statements issued after fiscal year 1996.


Continued

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996


NOTE 12 - DISCONTINUED OPERATIONS

In July 1995, the Company approved a formal plan to license certain proprietary assets to Greytsounds Sound Development ("GSD") in exchange for royalties, as defined. Effective November 1, 1995 (commencement of a license agreement with GSD), $15,000 was paid to the Company representing advance royalties. As of June 30, 1996, $12,000 of such advance royalties are included in deferred revenue on the accompanying consolidated balance sheet. GSD also is to guarantee $50,000 of royalties over the license term of two years. The license agreement is exclusive and worldwide.

The proprietary assets licensed to GSD include the Company's musical instrument sound library, all music related inventory and all music related fixed assets owned and leased by the Company.

As of June 30, 1996 no assets or liabilities of the music division are included in the accompanying consolidated balance sheet.

The following summarizes the results of operations for the discontinued operations for the year ended June 30, 1995:


Revenues                                                   $   220,937
Costs and expenses                                            (332,043)
                                                             ---------

Loss from operations                                       $  (111,106)
                                                             =========


NOTE 13 - INCOME TAXES

The provision for income taxes from continuing operations for the years ended June 30, 1995 and 1996 is comprised of minimum state taxes only.

A reconciliation of the provision for income taxes from continuing operations with expected income tax benefit computed by applying the federal statutory income tax rate to loss before provision for income taxes for the years ended June 30, 1995 and 1996 is as follows:



                                     1995               1996
                                    $        %         $        %
                                  ---------  -----      ----------   -----
Income tax benefit computed at
 Federal statutory tax rate       $(513,486) (34.0)%   $(1,520,948)  (34.0)%
State and local taxes                 1,600    -             1,600     -
Expenses not deductible for
 income tax purposes                252,173   15.9           3,774     -
Change in the beginning-of-the-
 period balance of the valuation
 allowance for deferred tax
 assets allocated to income tax
 benefit                            261,313   18.1       1,517,174    34.0
                                   --------  -----      ----------   -----
                                  $   1,600    -  %    $     1,600     -   %
                                   ========  =====      ==========   =====



Continued

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996


NOTE 13 - INCOME TAXES, CONTINUED

The components of the net deferred tax asset recorded in the accompanying balance sheet as of June 30, 1996 is as follows:


Reserves, principally due to allowances for
 sales returns and obsolete inventory                               $   363,213

Accrued liabilities, principally due to accrual for
 financial reporting purposes                                         1,811,583

Net operating loss carryforwards                                      2,129,913

Less valuation allowance                                             (4,304,709)
                                                                     ----------
                                                                    $     ---
                                                                     ==========



The valuation allowance increased $1,456,540 during the year ended June 30, 1996.

At June 30, 1996, the Company had federal and state net operating loss carryforwards of approximately $5,742,000 and $2,864,000, respectively, available to offset future taxable federal and state income. The federal and state carryforwards amounts expire in varying amounts through 2012 and 2001, respectively.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for federal income tax reporting purposes are subject to annual limitations. Should a change of ownership occur, net operating loss carryforwards may be limited as to use in future years.

NOTE 14 - DISTRIBUTION AGREEMENTS

ACCLAIM TERMINATION AGREEMENT

Effective April 1, 1996, the Company and Acclaim entered into an agreement to terminate the distribution agreement (the "Termination Agreement"). On or before June 30, 1996, Acclaim was to render a final accounting to the Company together with payment of the balances of any amounts due to the Company under the distribution agreement. The final accounting was not received by June 30, 1995 (see Note 15). Pursuant to the terms of the Termination Agreement, Acclaim was obligated to notify its accounts that it will not accept returns of any of the Company's software products after June 30, 1996.

SIMON & SCHUSTER DISTRIBUTION AGREEMENT

On June 1, 1996, the Company entered into a two year distribution services agreement with Simon & Schuster Interactive Distribution Services ("SSIDS"), which became effective July 1, 1996. SSIDS is the consumer software distribution unit of Simon & Schuster, Inc., the publishing operations of Viacom, Inc. Pursuant to this new distribution agreement, SSIDS will provide distribution, warehousing and order fulfillment services for all of the Company's products (subject to certain exceptions) throughout the United States and Canada. The Company's relationship with SSIDS will be exclusive except as regards the rights to distribute the Company's products in direct-to-the-customer programs including direct mail, telemarketing and in-box coupon fulfillment, which will be nonexclusive.

Continued

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996

NOTE 14 - DISTRIBUTION AGREEMENTS, CONTINUED

The Company will recognize revenue, net of distribution fees, for product shipped to SSIDS on the date that SSIDS purchases such product and ships it to their customers. Pursuant to the agreement, SSIDS will make a monthly payment to the Company in the amount equal to its gross revenues, as defined, during such month from the Company's products, less a distribution fee and reserve for returns equal to stated percentages of the gross revenues and less certain other items, including out-of-pocket costs associated with inventory maintenance and order fulfillment. The payments will be due not later than 75 days after the calendar month in question. Under the agreement with SSIDS, SSIDS will be responsible for collection of accounts receivable and the Company will remain liable for product returns. The Company intends to maintain a reserve of 15 percent of gross revenues for product returns.

The Company may experience a loss of sales momentum as a result of the transition from utilizing Acclaim to SSIDS as its exclusive distributor.

NOTE 15 - SUBSEQUENT EVENTS

INITIAL PUBLIC OFFERING ("IPO")

On July 1, 1996, the Company issued 2,400,000 shares of common stock at $4.00 per share and 1,200,000 redeemable warrants (the "Redeemable Warrants") at $.25 per warrant. Net proceeds totalled $7,973,305, net of offering costs of $1,926,695. On August 14, 1996, the underwriters exercised a portion of their "over-allotment" option, pursuant to the underwriting agreement, which resulted in the Company issuing an additional 160,000 shares of common stock at $4.00 per share and 171,775 redeemable warrants at $.25 per warrant. Net proceeds totalled $594,161, net of offering costs of $88,783.

Through June 30, 1996, in connection with the IPO, the Company has incurred offering costs totalling $620,904. Such costs have been capitalized on the accompanying consolidated balance sheet as of June 30, 1996 and will be offset against the aforementioned proceeds in fiscal 1997.

Each Redeemable Warrant entitles the holder to purchase one share of Common Stock at $4.40 per share, subject to adjustment as defined, expiring December 31, 2001. In the event that the Redeemable Warrants are called for redemption, they will be exercisable for 30 days preceding the applicable redemption date. Commencing one year after July 1, 1996, the Redeemable Warrants will be subject to redemption at $.25 per Redeemable Warrant if the average closing bid price of the common stock equals or exceeds $5.60 per share for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption.

In connection with the registration of the shares of common stock and Redeemable Warrants discussed above, the Company registered 107,500 shares of common stock registered for the account of certain selling stockholders (see Note 9).

The Company has also, in connection with the IPO, given the underwriter a warrant, for $50, which entitles the underwriter to purchase 240,000 shares of common stock at $5.80 per share.

On July 7, 1996, in connection with the IPO, the Company repaid notes payable issued with the 1995 Private Placement (see Note 4) aggregating $4,987,500 plus accrued interest of $373,753.

On July 7, 1996, in connection with the IPO, the Company issued
2,016,657 redeemable warrants in connection with the conversion of the note payable to related party (see Note 5) of $500,000, plus accrued interest of $4,164.

Continued

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996


NOTE 15 - SUBSEQUENT EVENTS, CONTINUED

The following pro forma condensed consolidated balance sheet as of June 30, 1996 gives effect to the Company's IPO, as discussed above, the repayment of notes payable and related accrued interest (see Note 4) and the conversion of the note payable to related party (see Note 5).


                              HISTORICAL                       PRO FORMA
                                AS OF                            AS OF
ASSETS                      JUNE 30, 1996     ADJUSTMENTS    JUNE 30, 1996
------                      -------------     -----------    -------------
Cash and cash equivalents   $   181,985       $ 3,833,175    $4,015,160
Accounts receivable, net        912,904                         912,904
Inventories, net                262,657                         262,657
Prepaid royalties               628,676                         628,676
Deferred offering costs         620,904          (620,904)        --
Prepaid expenses and other       15,864                          15,864
                           --------------     -----------    -------------
    Total current assets      2,622,990         3,212,271     5,835,261

Property and equipment,
  net                           177,067                         177,067
Other                            12,900                          12,900
                           --------------     -----------    -------------
                            $ 2,812,957       $ 3,212,271    $6,025,228
                           ==============     ===========    =============



LIABILITIES AND               HISTORICAL                       PRO FORMA
STOCKHOLDERS' EQUITY            AS OF                            AS OF
(DEFICIT)                   JUNE 30, 1996     ADJUSTMENTS    JUNE 30, 1996
--------------------        -------------     -----------    -------------
Notes payable               $ 4,987,500       $(4,987,500)   $    --
Accrued interest                367,695          (367,695)        --
Accounts payable and
  accrued expenses              664,936                         664,936
Accrued legal fees              347,710                         347,710
Note payable to related
party                           500,000          (500,000)       --
Accrued royalties               542,804                         542,804
Short-term advance              400,000                         400,000
Other current
  liabilities                   186,319                         186,319
                           --------------     -----------    -------------
    Total current
      liabilities             7,996,964        (5,855,195)    2,141,769
                           --------------     -----------    -------------

Capital lease obligation,
  net of current portion         13,811                          13,811
                           --------------     -----------    -------------
    Total liabilities         8,010,775        (5,855,195)    2,155,580
                           --------------     -----------    -------------
    Total stockholders'
      equity (deficit)       (5,197,818)        9,067,466     3,869,648
                           --------------     -----------    -------------
                            $ 2,812,957       $ 3,212,271    $6,025,228
                           ==============     ===========    =============

Continued

                             For Each Of The Years In The
                         Two-Year Period Ended June 30, 1996


NOTE 15 - SUBSEQUENT EVENTS, CONTINUED

OPTIONS

On July 2, 1996, the Company agreed to grant 13,610 options under the 1995 stock option plan to non-executive employees at an exercise price of $4.00 per share. The options vested 25% upon the date of grant and will vest 25% on June 30, 1997 and 1998, respectively. The options expire 10 years from date of grant (see Note 11).

ACCLAIM TERMINATION AGREEMENT

In July 1996, Acclaim submitted certain information to the Company together with payment of $256,067, and a promissory note with a principal amount of $256,067, maturing August 26, 1996 and bearing interest at 10% per annum. Such represented the balances of all amounts due to the Company under the distribution agreement, as determined by Acclaim. Included in the information provided by Acclaim it was noted that the Company is not obligated to repay the short-term advance totaling $400,000 (see Note 6).

On August 28, 1996, the Company received $256,067 plus accrued interest of $2,175 pursuant to the terms of the promissory note discussed above.

As of June 30, 1996, the Company has recorded an additional $703,421 in accounts receivable from Acclaim, which has been fully reserved for (see
Note 1), due to disputes and discrepancies in the information as reported by Acclaim.

                      CORPORATE INFORMATION


DIRECTORS                              STOCK LISTINGS

Vincent J. Bitetti                     The Company's common stock and
Chairman of the Board and              redeemable warrants are traded on the
Chief Executive Officer                NASDAQ SmallCap Market under the
Sound Source Interactive, Inc.         symbols SSII and SSIIW, respectively.


Ulrich E. Gottschling
Chief Financial Officer,               REGISTRAR AND TRANSFER AGENT
Treasurer and Secretary
Sound Source Interactive, Inc.         Corporate Stock Transfer, Inc.
                                       370 17th Street, Suite 2250
Ronald W. Hart                         Denver, Colorado 30202-4614
Independent Consultant


Mark A. James                          ANNUAL MEETING
Partner, James, Driggs & Walsh and
Member, Nevada State Senate                 The 1996 Annual Meeting of
                                       Stockholders will be held on December 9,
Ernest T. Klinger                      1996 at 10:00 a.m. local time, at the
Chief Financial Officer,               Century Plaza Hotel, 2025 Avenue of the
Arden Group, Inc.                      Stars, Los Angeles, California.


OFFICERS                               STOCKHOLDER INQUIRIES; STOCKHOLDERS
                                       REPORT
Vincent J. Bitetti
Chairman of the Board and                   Additional copies of this Annual
Chief Executive Officer                Report and Form 10-KSB filed with the
                                       Securities and Exchange Commission
Ulrich E. Gottschling                  (excluding exhibits) can be obtained
Chief Financial Officer                 without charge by writing to or calling:
Secretary and Treasurer
                                       Donna Sava
                                       Sound Source Interactive, Inc.
INDEPENDENT ACCOUNTANTS                2985 East Hillcrest Drive
                                       Suite A
Corbin & Wertz                         Westlake Village, California 91362
Irvine, California                     (805) 494-9996


COUNSEL

McDermott, Will & Emery
Washington, D.C.